WNC HOUSING TAX CREDIT FUND VI

                         AGREEMENT OF LIMITED PARTNERSHIP

                                 Table of Contents
                                                                         Page
ARTICLE 1 DEFINITIONS...................................................  4

ARTICLE 2 FORMATION; NAME; PLACE OF BUSINESS;
                  PURPOSE AND TERM.......................................18

         Section 2.1 Formation of Partnership............................18
         Section 2.2 Name................................................18
         Section 2.3 Place of Business...................................18
         Section 2.4 Purpose.............................................18
         Section 2.5 Agent for Service of Process........................19
         Section 2.6 Term................................................19

ARTICLE 3 PARTNERS AND CAPITAL...........................................19

         Section 3.1 General Partner.....................................19
         Section 3.2 Initial Limited Partner.............................19
         Section 3.3 Additional Limited Partners;
                                    Terms of Offering....................20
         Section 3.4 Payment or Return of
                                    Additional Limited Partners' Capital.21
         Section 3.5 Liability of Limited Partners.......................24
         Section 3.6 Miscellaneous.......................................24

ARTICLE 4 DISTRIBUTIONS OF CASH; ALLOCATIONS OF
                  PROFITS AND LOSSES.....................................25

         Section 4.1 Distributions of Cash Available for Distribution .  25
         Section 4.2 Distributions of Sale or Refinancing Proceeds.......25
         Section 4.3 Profits and Losses..................................26
         Section 4.4 Certain Provisions Related to Partnership
                                    Allocations and Distributions........28
         Section 4.5 Allocation of Tax Credits...........................33


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         Section 4.6 Determinations of Allocations and Distributions
                                    Within Classes of Partners...........34
         Section 4.7 Installment Obligations.............................35

ARTICLE 5 RIGHTS, POWERS AND DUTIES OF
                  GENERAL PARTNER........................................36

         Section 5.1 Management of the Partnership.......................36
         Section 5.2 General Authority of General Partner................37
         Section 5.3 Authority of General Partner and its
                                    Affiliates to Deal with Partnership..42
         Section 5.4 Restrictions on Authority of General Partner........46
         Section 5.5 Duties and Obligations of General Partner...........49
         Section 5.6 Compensation of Sponsor.............................51
         Section 5.7 Other Business of Partners..........................53
         Section 5.8 Limitation on Liability of
                      Sponsor; Indemnification...........................53

ARTICLE 6 ADMISSION OF SUCCESSOR AND ADDITIONAL
                  GENERAL PARTNERS; WITHDRAWAL OF
                  GENERAL PARTNER........................................55

         Section 6.1 Admission of Successor or Additional
                                    General Partners ....................55
         Section 6.2 Restrictions on Transfer of
                                    General Partner's Interest...........56
         Section 6.3 Consent of Limited Partners to
                                    Admission of Successor or
                                    Additional General Partners..........56
         Section 6.4 Event of Withdrawal of a General Partner............56
         Section 6.5 Interest and Liability of a Withdrawn
                                    General Partner .....................57
         Section 6.6 Valuation and Sale of Interest of
                                    Former General Partner...............57

ARTICLE 7 TRANSFERABILITY OF UNITS.......................................58

         Section 7.1 Right to Transfer Units.............................58
         Section 7.2 Restrictions on Transfers...........................58
         Section 7.3 Assignees and Assignment Procedure..................60
         Section 7.4 Substitute Limited Partners.........................63


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ARTICLE 8 DISSOLUTION AND WINDING-UP OF
                  THE PARTNERSHIP........................................63

         Section 8.1 Events Causing Dissolution..........................63
         Section 8.2 Liquidation.........................................64

ARTICLE 9 BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                  TAX ELECTIONS, ETC.....................................65

         Section 9.1 Books and Records...................................65
         Section 9.2 Accounting and Fiscal Year..........................66
         Section 9.3 Bank Accounts and Temporary Investments.............66
         Section 9.4 Reports.............................................66
         Section 9.5 Depreciation and Other Tax Elections................68
         Section 9.6 Designation of Tax Matters Partner..................68

ARTICLE 10 MEETINGS AND VOTING RIGHTS
                           OF LIMITED PARTNERS...........................69

         Section 10.1 Meetings and Actions Without Meetings..............69
         Section 10.2 Voting Rights of Limited Partners..................69
         Section 10.3 Limitations on Roll-Ups; Dissenters' Rights........70

ARTICLE 11 SPECIAL POWER OF ATTORNEY.....................................71

ARTICLE 12 AMENDMENTS....................................................73

         Section 12.1 Adoption of Amendments.............................73
         Section 12.2 Filing of Required Documents.......................74
         Section 12.3 Required Change of Partnership Name................74

ARTICLE 13 MISCELLANEOUS PROVISIONS......................................74

         Section 13.1 Security Interest and Right of Set-Off.............74
         Section 13.2 Notices............................................75
         Section 13.3 Execution..........................................75
         Section 13.4 Binding Effect.....................................75
         Section 13.5 Applicable Law.....................................76
         Section 13.6 Counterparts.......................................76
         Section 13.7 Separability of Provisions.........................76
         Section 13.8 Captions...........................................76
         Section 13.9 Mandatory Arbitration..............................76
         Section 13.10 Partnerships Treated as Separate..................77

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     AGREEMENT  OF  LIMITED  PARTNERSHIP  dated as of March 3, 1997  among WNC &
Associates, Inc., as General Partner, John B. Lester, Jr. as Initial Limited Partner and those Persons who shall hereafter be admitted to the Partnership as Additional Limited Partners, who hereby agree as follows:

                                     ARTICLE 1

                                    DEFINITIONS

     The following terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context requires.

     "Accountants" means Corbin & Wertz, Irvine, California, or such other firm of independent public accountants as from time to time shall be engaged for the Partnership by the General Partner.

     "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition by the Partnership of Local Limited Partnership Interests and the selection and acquisition of Apartment Complexes by the Local Limited Partnerships, whether or not acquired.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the selection or purchase by the Partnership of any Local Limited Partnership Interest, and the purchase, development or construction of an Apartment Complex by a Local Limited Partnership, whether designated as a real estate commission, acquisition fee, finders' fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any fee of a similar nature however designated, with the exception of Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of an Apartment Complex. As used herein, a "Development Fee" shall be a fee for the packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances, necessary financing and Tax Credits for the Apartment Complex, either initially or at a later date, and a "Construction Fee" shall be a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide Major Repairs or Rehabilitation for an Apartment Complex.

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     "Act" means the California Revised Limited Partnership Act (Corp. Code
Section 15611, et seq.), as now in effect and as the same may be amended from time to time hereafter.

     "Additional   Limited   Partners"  means  those  Persons  admitted  to  the
Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" means, with respect to each Partner, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Partnership, after giving effect to the following adjustments:

             (a) Increasing such Capital Account by any amounts such Person is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(1) and (i)(5) of the Regulations); and

             (b)  Decreasing  such  Capital  Account by the items  described  in
     Section      1.704-1(b)(2)(ii)(d)(4),   1.704-1(b)(2)(ii)(d)(5)  and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     "Adjusted Capital Contribution" means, for each fiscal period, the Limited Partners' Capital Contribution reduced by all distributions of noninvested funds pursuant to Section 3.4.2 hereof and distributions of Sale or Refinancing Proceeds made to the Limited Partners through the end of such period.

     "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a 10% or more beneficial interest in, the specified Person; or (iv) any Person of which the specified Person is, directly or indirectly, the owner of, or in control of, 10% or more of any class of equity securities, or in which the specified Person has a 10% or more beneficial interest.

     "Agreement" means this Agreement of Limited Partnership, as originally executed and as amended or restated from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with

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reference to this  Agreement,  refer to this  Agreement  as a whole,  unless the context otherwise requires.

     "Apartment Complex" or "Property" means a multi-family residential rental complex owned or under development or rehabilitation by a Local Limited Partnership.

     "Asset Based Fee" means compensation to the Sponsor computed in accordance with Section IV.J. of the NASAA Guidelines. No Asset Based Fee shall be payable to the Sponsor.

     "Asset Management Fee" means the annual fee payable to the General Partner or an Affiliate of the General Partner pursuant to Section 5.6.6.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contribution and such Partner's distributive share of Profits for Tax Purposes and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of property distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Losses for Tax Purposes. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to the transferred interest. Subject to Section 4.4.1, Capital Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Capital Contribution" means the total amount of cash contributed to the Partnership (excluding any cash contributed by the General Partner pursuant to the last sentence of Section 3.3.3 hereof) determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors (prior to the deduction of any Syndication Expenses) by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interests of such Partners or Partner), reduced, in the case of the Limited Partners, by the amount of any funds returned to them pursuant to Section 3.4.2.

     "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.


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     "Cash Flow" means, with respect to any period,  (i) all cash funds provided to the Partnership from Local Limited Partnership operations (exclusive of any proceeds derived from the sale, disposition, financing or refinancing of Apartment Complexes, or other Sale or Refinancing transactions) plus (ii) all cash funds from Partnership operations (including any interest from Promissory Notes), without deduction for depreciation, but after deducting cash funds used to pay all other expenses, Debt Service and capital expenditures.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     "Competitive" when applied to a fee, commission (other than a real estate or brokerage commission) or other payment for goods supplied or services rendered, means a payment equal to the amount customarily charged by Persons not Affiliated with the payee for such goods or services in the geographic area in which such goods are supplied or services rendered.


     "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.


     "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.1, or (ii) a prior written approval required or permitted to be given pursuant to this Agreement.

     "Dealer-Manager" means WNC Capital Corporation.

     "Dealer-Manager Fee" means the fee payable to the Dealer-Manager pursuant to Section 5.6.2.

     "Debt Service" means all payments required to be made in connection with any loan to the Partnership or any loan secured by a lien on any of the Apartment Complexes.

     "Deemed Liquidation Distribution" means, with respect to the Limited Partners, as a class, and the General Partner the amount that would be distributed to them as of the end of each fiscal year of the Partnership if the Partnership were dissolved and liquidated and (i) the assets of the Partnership (other than Installment Obligations, as defined in Section 4.7.1) were sold for cash equal to their Federal adjusted tax basis (or their Book Value, where
Section 4.4.2 applies);  (ii) the liabilities of the Partnership  were paid; and
(iii) the remaining cash of the Partnership were distributed to such class of Partners in accordance with Section

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4.2.1 (and not Section  4.2.2).  For the  purposes of this  definition,  (a) the
Capital Accounts of the Partners shall not be adjusted for their shares of any Partnership Minimum Gain that would be recognized as a result of a deemed sale of Properties or Local Limited Partnership Interests; and (b) Installment Obligations shall be treated in the manner provided in Section 4.7.

     "Designated Investor" shall have the meaning specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


     "Discount Investor" means any Additional Limited Partner (other than a Designated Investor) who has paid or agreed to pay less than $1,000 per Unit subscribed for by him on account of reduced selling commissions, reduced Dealer-Manager Fees and/or reduced Acquisition Fees attributable to his Units, as specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


     "Economic Risk of Loss" means the extent to which a Partner or Related Person bears the economic risk of loss for a Partnership liability as determined under Treasury Regulation Section 1.752-2.

     "Escrow Agent" means National Bank of Southern California, Newport Beach, California, or any other escrow agent chosen by the General Partner to hold funds from investors pending their admission to the Partnership.

     "Event of Withdrawal" means the occurrence of any of the following events as to a General Partner: (i) its withdrawal from the Partnership pursuant to
Section 15662 of the Act; (ii) its removal in  accordance  with this  Agreement;
(iii) it (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties; (iv) the lapse of 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if during such period the proceeding has not been dismissed, or the lapse of 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, if during such period the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay,

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the  appointment is not vacated;  (v) in the case of a General  Partner who is a natural person, (a) his death, or (b) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property;
(vi) in the case of a General Partner who is acting as a general partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); (vii) in the case of a General Partner which is a separate partnership, the dissolution and commencement of winding up of the separate partnership; (viii) in the case of a General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or (ix) in the case of a General Partner which is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership. Notwithstanding the foregoing, an Event of Withdrawal shall not be deemed to have occurred as to a General Partner under the preceding clause (iv) until 120 days shall have elapsed after Notification has been given to the Limited Partners of the event which, with or without lapse of time, would constitute an event contemplated by such clause.


     "Front-End Fees" means fees and expenses paid by any party for any services rendered during the organizational and acquisition phases of the Partnership, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and any other similar fees, however designated. Front-End Fees which are to be paid pursuant to this Agreement from installment payments on the Promissory Notes shall be paid pro rata as the installment payments are received by the Partnership.

     "General Partner" means WNC & Associates, Inc., or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to any such General Partner or as an additional General Partner, in each such Person's capacity as a general partner. Restrictions placed on the rights and powers of the "General Partner" throughout this Agreement also serve to restrict the rights and powers of the Affiliates of the General Partner.

     "Government Assistance" means any form of Federal, state or local government assistance provided to Properties or their tenants or owners, including mortgage insurance, rental assistance payments, permanent mortgage financing, low interest mortgage loans, interest reduction payments and Tax Credits.

     "Gross Proceeds" means the gross proceeds of the Offering, determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors.

     "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

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     "Historic Tax Credit" means the tax credit allowable pursuant to Section 47 of the Code for rehabilitation expenditures incurred with respect to certain qualified buildings.

     "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Initial Limited Partner" means John B. Lester, Jr.

     "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, Limited Partners whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners.

     "Invested Assets" means the sum of the Partnership's Investment in Local Limited Partnership Interests and the Partnership's allocable share of the amount of the mortgage loans on, and other debts related to, the Apartment Complexes owned by such Local Limited Partnerships.

     "Investment   Date"  means  the  date  of  the  final  admission  into  the
Partnership of Additional Limited Partners who purchased Units.

     "Investment in Local Limited Partnership Interests" means the amount of Capital Contributions used by the Partnership to acquire Local Limited Partnership Interests (except that, if a portion of the Partnership's investment in a Local Limited Partnership is used to fund working capital reserves of the Local Limited Partnership, there shall be excluded from this calculation any amount which is used to fund working capital reserves which is in excess of 5% of Gross Proceeds) plus Reserves of the Partnership, except that Reserves in excess of 5% of Gross Proceeds shall not be included, but excluding Front-End Fees. Notwithstanding the preceding, the total amount of Capital Contributions used to fund Partnership Reserves or working capital reserves of the Local Limited Partnerships which shall be included in Investment in Local Limited Partnership Interests shall not exceed 5% of Gross Proceeds.


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     "Investor  Closing"  means a  closing  at which  purchasers  of  Units  are admitted as Additional Limited Partners pursuant to Section 3.3 hereof.

     "Limited Partner" means any Person who is a Limited Partner, whether an Initial Limited Partner, an Additional Limited Partner or a Substitute Limited Partner at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Local General Partners" (whether or not capitalized) means the Persons who are from time to time general partners (or managers in the cases of limited liability companies) of Local Limited Partnerships, except that where reference is made to Local General Partners in respect of any guaranties or undertakings provided to the Partnership in connection with its investment in a Local Limited Partnership, such term shall mean such Local General Partners at the date of such investment or such other Persons (including Affiliates of such Local General Partners) as actually provide such guaranties and undertakings.

     "Local Limited Partnership" means a limited partnership or a limited liability company which owns or is developing or rehabilitating one or more rental housing projects to be qualified under Section 42(g) and/or Section 47 of the Code.

     "Local Limited Partnership Interest" means the limited partnership interest of the Partnership in a Local Limited Partnership.

     "Low Income Housing Credit" means the tax credit allowable under Section 42 of the Code for a qualified low income housing project.


     "Major Repairs and Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs of the repair, rehabilitation or reconstruction exceed 10% of the fair market value of the Property at the time of such services.

     "Mortgage" (whether capitalized or not) means any mortgage, deed of trust, or similar security instrument and, where the sense of this Agreement so requires, the indebtedness secured thereby.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of this Agreement.

     "Net Proceeds" means the Gross Proceeds less Organizational and Offering Expenses.

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     "Nonaccountable  Expense Reimbursement" means the payment to be made to the
Dealer-Manager pursuant to Section 5.6.3.


     "Nonrecourse Deductions" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(1).

     "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the Economic Risk of Loss.

     "Note Capital Contribution" means that portion of a Limited Partner's Capital Contribution, if any, paid in accordance with his Promissory Note.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of giving the Notification.

     "Offering" means, with respect to the Partnership, the offering and sale of its Units pursuant to the Prospectus.


     "Offering Commencement Date" means, with respect to the Offering, the effective date of the registration statement or post-effective amendment thereto filed with the Securities and Exchange Commission which authorizes the commencement of such Offering.


     "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for management, utilities, repair and maintenance, insurance, investor communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, Operating Cash Expenses shall include the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a non-Affiliated Person in performing the foregoing functions. As used in the preceding sentence, actual cost of goods and materials means the actual cost of goods and materials used for or by the Partnership and obtained from entities not Affiliated with the


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General Partner,  and actual cost of administrative  services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the Competitive amount.

     "Organizational and Offering Expenses" means all expenses incurred in connection with the formation of the Partnership, the registration and qualification of the Units under Federal and state securities laws and the Offering, including selling commissions, the Dealer-Manager Fee, the Nonaccountable Expense Reimbursement and all advertising expenses.

     "Partner" means any General Partner or Limited Partner.

     "Partner Nonrecourse Debt" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

     "Partnership" means the partnership formed under the terms of this Agreement.

     "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Register" means the schedule listing the names and addresses of all Limited Partners together with the amounts of their respective Capital Contributions which shall be maintained by the General Partner in accordance with Section 3.3.

     "Person" means any individual, partnership, corporation, trust or other legal entity.

     "Prime Rate" means the prime or reference rate of interest from time to time announced by National Bank of Southern California as being charged by it on short-term unsecured loans to its most creditworthy customers.

     "Profits" and "Losses" means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or

Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to Section 743(b) of the Code shall be allocated solely to the Partner to whom such adjustment relates and shall not be taken into account in computing Profits or Losses; (iv) any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income or loss; (v) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section
4.4.3 shall not be taken into account in computing Profits or Losses; and (vi) if required, the adjustments specified in Section 4.4.2 shall be taken into account.

     "Profits and Losses for Tax Purposes" means all items of Profits and Losses as well as any items that are specifically excluded from Profits and Losses by clause (v) of the definition thereof.

     "Promissory Note" means the full recourse promissory note evidencing the deferred installments, if any, of the Capital Contribution required to be made for a Unit.

     "Property Management Fee" means a fee paid for day-to-day professional property management services in connection with the Properties.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission with respect to the Units, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933, as amended.

     "Purchase Price" means the price paid upon the purchase or sale of a particular Local Limited Partnership Interest or Apartment Complex, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Apartment Complex, but excluding points and prepaid interest.

     "RD" means the United States Department of Agriculture, Rural Development, or any successor thereto.

     "Registration Date" has the meaning given it in Section 7.3.2.

     "Related Person" means a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

     "Reserves" means amounts set aside by the Partnership for working capital or other obligations of the Partnership and contingencies related to the ownership of Local Limited Partnership Interests.

     "Return on Investment" means an annual, cumulative, but not compounded, "return" to the Limited Partners as a class on their Adjusted Capital
Contributions commencing for each Limited Partner on the last day of the calendar quarter during which the Limited Partner's Capital Contribution is received by the Partnership, calculated at the following annual rates: (i) 12% through December 31, 2008, and (ii) 6% for the balance of the Partnership's term.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) any transaction if the securities of the Partnership have been for at least twelve months traded on a national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

     (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership, if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) the terms of compensation of the Sponsor; or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "SLP Affiliate" means an Affiliate of the Fund Manager in its capacity as a limited partner (or member in the case of limited liability companies) of Local Limited Partnerships.

     "Sale or Refinancing" means any Partnership or Local Limited Partnership transaction not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of Apartment Complexes, Local Limited Partnership Interests and real or personal property of the Partnership, or any borrowings or refinancings. Sale or Refinancing shall not include any receipt of capital contributions by the Partnership or a Local Limited Partnership; provided, however, that the receipt by the Partnership of a return of all or a portion of its capital contribution to a Local Limited Partnership, however funded, shall be treated as a Sale or Refinancing.

     "Sale or Refinancing Proceeds" means all cash receipts of the Partnership arising from a Sale or Refinancing less the following:

     (i) the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and, with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

     (ii) the amount applied to the payment of the debts and obligations of the Partnership; and

     (iii) any Reserves funded with such proceeds.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering. A Person may also be a "Sponsor" of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services or property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership properties (other than Local General Partners whose only association with the Partnership is as such); (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

     "Subordinated Disposition Fee" means the fee payable to the General Partner
in  connection  with   dispositions   of  Properties   owned  by  Local  Limited
Partnerships pursuant to Section 5.6.7.

     "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.3 and 7.4 hereof.

     "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "Tax Credits" means any credit permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of the Partnership or any Local Limited Partnership, including, without limitation, Low Income Housing Credits and Historic Tax Credits.

     "Temporary Investments" means United States Government securities, securities issued or fully guaranteed by United States Government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation and other short-term, highly liquid investments.

     "Treasury Regulation or Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unit" means the Interest of a Limited  Partner  attributable  to a Capital
Contribution  of  $1,000  (determined   without  regard  to  any  discounts  for
Designated Investors and Discount Investors).

     "Voluntary Withdrawal" by a General Partner means any withdrawal initiated by the General Partner and includes, but is not limited to, the commencement of an action in bankruptcy by or against such General Partner, and excludes any withdrawal accomplished as the result of a settlement, whether or not incorporated in a decree of a court or administrative agency, between a withdrawing General Partner and one or more of any remaining General Partners, a majority-in-interest of the Limited Partners or any regulatory agency whether a Federal or state agency or a self-regulatory agency, having jurisdiction over the affairs of the Partnership.

                                     ARTICLE 2

               FORMATION; NAME; PLACE OF BUSINESS; PURPOSE AND TERM

     2.1.    Formation of Partnership

     The parties hereto hereby form the Partnership on the terms and conditions set forth herein and pursuant to the provisions of the Act.

     2.2.    Name

     The name of the Partnership shall be "WNC Housing Tax Credit Fund VI, L.P., Series 5," "WNC Housing Tax Credit Fund VI, L.P., Series 6," "WNC Housing Tax
Credit Fund VI, L.P., Series 7," or "WNC Housing Tax Credit Fund VI, L.P., Series 8," as the case may be. The General Partner, in its sole discretion, may change the name of the Partnership at any time and from time to time provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     2.3.    Place of Business

     The Partnership shall continuously maintain an office in the State of California which shall constitute its principal office and place of business and at which the records required by Section 15615 of the Act and by Section 9.1 of this Agreement shall be maintained. Such office shall initially be located at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626, but may be changed from time to time by the General Partner provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     The Partnership may maintain additional offices and places of business in other locations selected by the General Partner.

     2.4.    Purpose

     The purpose and character of the business of the Partnership shall be to acquire, hold, sell, dispose of and otherwise invest in Local Limited Partnership Interests and to engage in any other activities related or incidental thereto. The investment objectives of the Partnership, in order of importance, shall be to:

     (i) provide current tax benefits, primarily in the form of Tax Credits which Limited Partners may use to offset Federal income tax liabilities;

     (ii)  preserve and protect the Partnership's capital; and

     (iii) provide cash distributions from Sale or Refinancing transactions.

     2.5.    Agent for Service of Process

     The Partnership shall continuously maintain an agent for service of process on the Partnership at the Partnership's principal office in the State of California. Such agent shall initially be David N. Shafer, Esq.

     2.6.    Term

     The term of the Partnership shall commence on the date of the filing of its Certificate of Limited Partnership with the office of the Secretary of State of the State of California and shall continue in full force and effect until December 31, 2052, or until the termination and winding up of the Partnership prior to that time pursuant to the provisions of Article 8.


                                     ARTICLE 3

                               PARTNERS AND CAPITAL

     3.1.    General Partner

     The business address of the General Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The General Partner has made a Capital Contribution to the Partnership of $100. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner nor any other obligation to make Capital Contributions, loans or advances to the Partnership.

     3.2.    Initial Limited Partner

     The business address of the Initial Limited Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The Initial Limited Partner has made a Capital Contribution to the Partnership of $1,000. The Initial Limited Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership.

     3.3.    Additional Limited Partners; Terms of Offering

     3.3.1. The Partnership intends to make a public Offering of not more than 25,000 additional Units and shall admit as Limited Partners the Persons whose subscriptions for such Units are accepted by the General Partner (who may refuse to accept any subscription for any reason). The names and the residence, business or mailing addresses of the Additional Limited Partners and their Capital Contributions shall be set forth in the Partnership Register.

     3.3.2. The Capital Contribution required of each Additional Limited Partner shall be not less than $5,000 and may be such greater integral multiple of $1,000 (in each case determined without regard to any discounts for Designated Investors and Discount Investors) as such Additional Limited Partner and the General Partner shall agree upon. Notwithstanding the preceding, employees of the General Partner and its Affiliates and/or investors in real estate syndications previously sponsored by the Fund Manager may make a minimum Capital Contribution of $2,000. Except with respect to subscribers who qualify for, and elect to utilize, the installment payment procedure provided for in Section
3.4.1 below for the payment of up to one-half their Capital Contributions, all of such required Capital Contribution shall be paid in cash at the time of subscription for the Units.

     All subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted.

     3.3.3. All cash and Promissory Notes received from subscribers for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt by the Partnership. Upon receipt and deposit into escrow of Capital Contributions in the amount of at least $1,400,000, the Escrow Agent shall release to the Partnership such Capital Contributions and the Promissory Notes evidencing any Note Capital Contributions, and the subscribers for such Units shall be admitted to the Partnership as Additional Limited Partners within 15 days after the date of such release. Thereafter, subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted. All cash and Promissory Notes deposited by subscribers whose subscriptions are rejected by the General Partner shall be returned to such subscribers within 10 business days after such rejection. If the Escrow Agent does not receive Capital Contributions in the amount of at least $1,400,000 within one year from the Offering Commencement Date, it shall within 30 days thereafter return all cash and Promissory Notes deposited by subscribers for Units. Any interest earned on subscription funds in the hands of the Escrow Agent received by the Escrow Agent from any subscriber for Units shall be paid to such subscriber promptly after the release of such subscription proceeds by the Escrow Agent to the Partnership or to such subscriber, as the case may be. The General Partner, in its sole discretion, may, but is not obligated to, increase the total interest earned by the subscribers on funds held by the Escrow Agent. If so, the amount of the increase in interest will be identified in the Prospectus. Any funds necessary to pay such additional amount shall be contributed to the Partnership by the General Partner.

     3.3.4. The Offering shall be terminated not later than two years from the Offering Commencement Date, and may be terminated earlier at the election of the General Partner.

     3.3.5. To accomplish the purpose of this Section 3.3, the General Partner is hereby authorized to do all things necessary to admit such Additional Limited Partners, including, but not limited to, registering the Units under the Securities Act of 1933, as amended, qualifying the Units for sale with state securities regulatory agencies or perfecting exemptions from qualification, and entering into underwriting or agency arrangements for the Offering upon such terms and conditions as the General Partner may deem advisable.

     3.4.    Payment or Return of Additional Limited Partners' Capital

     3.4.1. (a) Each Limited Partner who subscribes for 10 or more Units may elect to contribute only $500 in cash for each Unit which such Partner acquires, provided that he also shall make a Note Capital Contribution in the amount of $500 for each such Unit. The Note Capital Contribution of each such Limited Partner shall be evidenced by a Promissory Note delivered upon subscription for the Units. Each Promissory Note shall be payable in one installment of principal on (i) January 31, 1999, if the maker subscribes for his Units between the date hereof and June 30, 1998, (ii) June 30, 1999, if the maker subscribes for his Units between July 1, 1998 and December 31, 1998, or (iii) the later of the date of subscription or January 31, 2000, if the maker subscribes for his Units after December 31, 1998. Each Promissory Note shall bear interest on the unpaid balance at a rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly. Interest will be payable in arrears on the principal payment date.

             (b) Each Limited Partner who elects to pay for his Units in the manner described in Section 3.4.1.(a) (an "Installment Contributor Limited Partner") hereby grants to the Partnership a security interest in the Limited Partner's Units to secure all of the Limited Partner's obligations under the

Promissory  Note,  any   modifications,   renewals  or  extensions  of  the
Promissory Note and all of the Limited  Partner's other  obligations  under this
Section 3.4.1.


             (c) If an Installment Contributor Limited Partner defaults under his Promissory Note or under any modifications, renewals or extensions thereof, at the option of the Partnership, the entire unpaid principal balance of his Promissory Note shall be immediately due and payable, the Promissory Note shall continue to bear interest at the rate set forth in Section 3.4.1(a), a late charge shall be imposed in an amount equal to 5% of any delinquent payment and the Partnership shall be entitled to retain and, in any event, set off against the amount owed to the Partnership by the defaulting Limited Partner, all distributions attributable to the Units of the defaulting Limited Partner. In addition, the Partnership may pursue any remedy available (including those available under the provisions of the Uniform Commercial Code) or in equity to collect, enforce and satisfy the obligations of the defaulting Limited Partner, including the filing of a suit to obtain a judgment against the defaulting Limited Partner.


     The defaulting Limited Partner shall pay to the Partnership all costs incurred by the Partnership in enforcing the Promissory Note, including but not limited to costs of obtaining money damages and attorneys' fees. Each Installment Contributor Limited Partner acknowledges that the Partnership may pledge his Promissory Note as collateral security for Partnership debt. In the event of a default under the Promissory Note, the Partnership or any other holder of the Promissory Note, as applicable, may foreclose upon the defaulting Limited Partner's interest in the Partnership and sell the Units in a commercially reasonable manner to non-defaulting Limited Partners or to other qualified investors on terms approved by the Partnership or any holder of the Promissory Note. It is acknowledged by each Installment Contributor Limited Partner that the purchase of the Units is a suitable investment only for Persons meeting certain suitability standards and that it will be difficult for the Partnership to find a suitable purchaser of the Units and to make adequate disclosure of all of the then existing risks of the investment to prospective purchasers. The General Partner and its Affiliates may (but are not obligated to) purchase any such Units, but only if such Units have first been offered to the non-defaulting Limited Partners. If Units are offered to non-defaulting Limited Partners, they will be sold on a first-come, first-sold basis in increments of whole Units only.

     Each Installment Contributor Limited Partner agrees that in the event of a default under his Promissory Note and a foreclosure and sale of his Units by the Partnership or any holder of his Promissory Note, as applicable, the purchaser of the Units in such a sale may be substituted as a Limited Partner in place of the defaulting Limited Partner without any further consent being required from the defaulting Limited Partner, and specifically authorizes the General Partner to execute on his behalf any amendment to the Partnership Agreement or other documentation necessary to effect the substitution. Units acquired by the Partnership through a foreclosure sale or otherwise may be reissued by the Partnership.

     Each  Promissory  Note shall (i) be made with full  recourse  to the maker;
(ii) not be a negotiable instrument; (iii) be assignable only subject to the defenses of the maker; (iv) be subject to venue for collection in the jurisdiction in which the Installment Contributor Limited Partner resides; (v) not be sold by the Partnership prior to maturity; (vi) provide that a default in a payment due shall not occur until 30 days after its due date; provided, that until 30 days after default and notice thereof and intent to foreclose has been given to the defaulting Limited Partner, such Limited Partner shall have the right to cure such default with interest due thereon without suffering any reduction in Interest in the Partnership and the Partnership may not commence proceedings to enforce its security interest in the defaulting Limited Partner's Units; (vii) not contain any provision authorizing a confession of judgment; and
(viii) be prepayable at any time in whole (but not in part) without penalty. Subject to the foregoing, the Partnership may pledge and grant security interests in Promissory Notes as security for any Partnership obligation.

     3.4.2. In the event that any portion of the amount available for Investment in Local Limited Partnership Interests is not so invested within the later of
(i) 24 months after the Offering Commencement Date, or (ii) 12 months after termination of the Offering, such uninvested portion (except for Reserves) shall be distributed to the Limited Partners who invested in the Partnership as a return of capital. In addition, in order to refund to the Limited Partners the amount of Front-End Fees attributable to such returned capital, the General Partner shall contribute to the Partnership and the Partnership shall distribute pro rata to the Limited Partners the amount by which the quotient of (x) the amount of uninvested capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Capital Contributions which remain after payment of all Front-End Fees, exceeds the uninvested capital so distributed. Any funds (i) with respect to the investment of which the Partnership has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract, or (ii) which the Partnership has set aside or temporarily invested for Reserves or to fund capital contributions to any Local Limited Partnerships as of the later of (i) the date 24 months after the Offering Commencement Date or (ii) the date 12 months after termination of the Offering will be deemed invested on that date and will not subsequently be returned to the Limited Partners even if investment of such funds is not consummated or the contingent payments are not made.

     3.5.    Liability of Limited Partners

     3.5.1. A Limited Partner shall be liable only to make his Capital Contribution, including his Note Capital Contribution, and shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership.

     3.5.2. A Limited Partner may be obligated to return a distribution of cash or other property received by him from the Partnership to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their Interests in the Partnership and liabilities as to which recourse of the creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, provided that the fair value of any Property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership's assets only to the extent that the fair value of the Property exceeds the liability.

     3.6.    Miscellaneous

     3.6.1.  No Partner shall be paid interest on any Capital Contribution.

     3.6.2. No Partner shall have the right to withdraw prior to the dissolution and winding up of the Partnership or to receive any return of his Capital Contribution except as specifically provided in Article 4 and Sections 3.4.2 and
8.2. No Capital Contribution may be returned in the form of property other than cash, except as specifically provided in Section 8.2.


     3.6.3. After its issuance by the Partnership, no Unit shall be subject to Assessment. For these purposes, the term "Assessment" means additional amounts of capital which may be mandatorily required of or paid at the option of a Limited Partner beyond his subscription commitment. The term "Assessment" does not mean a Limited Partner's Note Capital Contribution.

                                     ARTICLE 4

             DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS AND LOSSES

     4.1.    Distributions of Cash Available for Distribution

     Any Cash Available for Distribution at the end of any fiscal year shall be distributed, within 120 days after the end of such fiscal year, 99% to the Limited Partners and 1% to the General Partner.

     4.2.    Distributions of Sale or Refinancing Proceeds

     4.2.1. Subject to other provisions of this Section 4.2, all Sale or Refinancing Proceeds, to the extent not used to acquire Local Limited Partnership Interests as permitted by Section 5.4.1(x), shall be distributed in the following amounts and order of priority:

     (i) First, to the Limited Partners until they have received (a) their Adjusted Capital Contributions, plus (b) their Return on Investment minus (i) any cash distributed by the Partnership to the Limited Partners pursuant to
Section 4.1 or this Section 4.2.1(i)(b) on or before the close of the year in which the distribution of Sale or Refinancing Proceeds occurs, and (ii) an amount equal to the Tax Credits allocated to the Limited Partners on or before the close of such year (reduced by any recapture thereof arising other than as a result of the disposition of a Unit by a Limited Partner);

     (ii) Second, to the General Partner in an amount equal to (a) its Capital Contribution minus (b) any amounts previously distributed to it from Sale or Refinancing Proceeds; and

     (iii)  Third  (after  payment  of  any  accrued  but  unpaid   Subordinated
Disposition Fee), the balance 90% to the Limited Partners and 10% to the General Partner.

     4.2.2. Upon termination and winding up of the Partnership, after payment of, or adequate provision for, the debts and obligations of the Partnership, and the funding of any Reserves deemed reasonable by the General Partner, the remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in the ratio of their respective positive Capital Accounts to the sum of all such positive Capital Accounts. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments in accordance with this Article 4 resulting from Partnership operations and from all Sales or Refinancings. If any assets of the

Partnership are to be conveyed to a liquidating trust for the Partners under Section 8.2.2, then prior thereto the Capital Account of each Partner shall be credited or charged in accordance with this Article 4 with the amount of Profits and Losses for Tax Purposes that would have been credited or charged to reflect the distribution of such assets as though the adjusted basis of such assets to the Partnership were equal to the fair market value of such assets, as determined under Section 8.2.2.

     4.2.3. Notwithstanding any other provision of this Agreement to the contrary, the interest of the General Partner and of its Affiliates in cash to be distributed by the Partnership or by any Local Limited Partnership from Cash Available for Distribution, from Sale or Refinancing Proceeds, or from similar sources in the case of a Local Limited Partnership, will not exceed, in the case of Cash Available for Distribution, 10% of total Cash Available for Distribution and, in the case of Sale or Refinancing Proceeds, after the payment to Limited Partners of an amount equal to 100% of their Capital Contributions and their
Return on Investment, 15% of remaining Sale or Refinancing Proceeds. Furthermore, the interest of the General Partner and its Affiliates as Local General Partners and/or as the SLP Affiliate in operating cash flow of all Local Limited Partnerships, plus the Asset Management Fee payable pursuant to Section 5.6.6, will not in any year exceed an amount equal to 0.5% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance.

     4.3.    Profits and Losses

     After taking into account all special allocations of income or gain and Profits and Losses for Tax Purposes and otherwise adjusting the Partners' Capital Accounts in accordance with the applicable provisions of Section 4.4, any remaining Profits and Losses shall be allocated among the Partners in accordance with this Section 4.3, subject to Section 4.7.

     4.3.1. Unless Section 4.3.3 applies, if there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated:

     (i) First, to the extent of the positive Capital Account balances of the Partners, in such manner and amount as is necessary to cause such balances, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner until such balances are reduced to zero;

     (ii) Second, to the extent of the excess of Partnership Minimum Gain over the aggregate negative Capital Account balances of the Partners with such balances, to the General Partner and the Limited Partners in such manner and amount as is necessary to cause their negative Capital Account balances, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner; and

     (iii) Third, to the General Partner.

     4.3.2. Unless Section 4.3.3 applies, if there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

     (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

     (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner; and

     (iii) Third, to the Limited Partners to the extent that their positive Capital Account balances are less than their Adjusted Capital Contributions.

     4.3.3. Notwithstanding any provision of this Section 4.3 to the contrary, to the extent of (i) any aggregate Profit remaining after the allocations provided in Section 4.3.2.(iii), or (ii) the lesser of the Partnership's remaining aggregate Losses and the excess of the positive Capital Account balances of the Limited Partners over their Adjusted Capital Contributions, any such Profits or Losses shall be allocated among the Limited Partners and the General Partner in such manner and amount as is necessary to cause the positive Capital Account balances of the Partners to be equal to such Partners' Deemed Liquidation Distribution.

     4.3.4. Whenever in this Section 4.3 a reference is made to the Limited Partners, such reference shall be deemed to be a reference to the Limited Partners as a class.

     4.3.5. Profits and Losses for Tax Purposes and the amount of any expenditure giving rise to a Tax Credit shall be determined and allocated with respect to each fiscal year of the Partnership as of, and within 75 days after, the end of such year.

     4.4.    Certain Provisions Related to Partnership Allocations and
             Distributions

     4.4.1.(i) The provisions of this Agreement related to the maintenance of Capital Accounts, the allocation of Profits and Losses for Tax Purposes and Tax Credits and the distribution of cash and property to the Partners are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b) by causing the amount of such Profits and Losses for Tax Purposes to be allocated among the Partners' Capital Accounts so that the amount in their Capital Accounts as of the end of each fiscal year of the Partnership is equal to the Partners' Deemed Liquidation Distributions. Where there would be no Deemed Liquidation Distribution to the Partners, such provisions are intended to comply with the above-referenced Treasury Regulations by (a) limiting the maximum negative balance in the Capital Accounts of the Limited Partners, as a class, to an amount not in excess of their aggregate share (determined in accordance with Treasury Regulation Section 1.704- 2(g)) of Partnership Minimum Gain, (b) allocating the Partnership's aggregate Nonrecourse Deductions to cause the negative Capital Account balances of the Limited Partners, as a class, and the General Partner to be in the ratio of 99% to the Limited Partners and 1% to the General Partner, and (c) allocating to the Partners an amount of gross income or gain of the Partnership to the extent necessary to cause the Partnership to comply with clauses (a) and (b) of this sentence at the end of each fiscal year of the Partnership. In addition, such provisions are intended to cause the amount distributable to each Partner in an actual distribution pursuant to
Section 4.2.2 to equal the amount that would be distributable to each Partner if
Section 4.2.1 rather than Section 4.2.2 applied to such distribution.

     (ii) If the Partnership is advised at any time by its Accountants or counsel that the allocations of Profits and Losses for Tax Purposes and/or Tax Credits are unlikely to be respected for Federal income tax purposes or that an actual distribution to the Partners in accordance with Section 4.2.2 would not result in each Partner receiving the amount that he would have received if
Section 4.2.1 rather than Section 4.2.2 applied to such distribution, the General Partner is authorized and empowered, without any Consent of Limited Partners, to amend this Agreement (other than Sections 4.1 and 4.2 hereof) to cure such defect consistent with the principles of Section 4.4.1(i).

     4.4.2. The Partners acknowledge that under certain circumstances specified in the Treasury Regulations, the allocations of taxable income or loss and any item thereof may not be respected for Federal income tax purposes, unless the assets of the Partnership are revalued to reflect their fair market value and the Capital Accounts of the Partners are properly adjusted to reflect the difference between this fair market value (referred to herein as the "Book Value") and the Partnership's tax basis in such assets (or, in the case of a prior revaluation, the Partnership's prior Book Value). The circumstances in which such revaluation may be required include, without limitation, the contribution of property (other than cash) to the Partnership by a Partner and certain distributions of property by the Partnership to a Partner, as well as any deemed distribution and contribution in accordance with Treasury Regulation
Section 1.708-1(b)(1)(iv). This Agreement does not permit or provide for the contribution of property (other than cash) to the Partnership and does not provide for the distribution of property (other than cash) to the Partners, except for distributions to a liquidating trust for the Partners under Section
8.2.2. However, in the event that the Treasury Regulations are determined to require such a revaluation, the Capital Accounts of the Partners shall be properly adjusted to reflect such revaluation and the effect of such contribution or distribution on liabilities that the recipient assumes or to which the revalued property is subject. Any allocation of Profits and Losses for Tax Purposes and any adjustment to the Partners' Capital Accounts required by the Treasury Regulations as a result of such required revaluation, including, without limitation, any adjustments required by Section 704(c) of the Code, shall be made in accordance with the principles of Section 4.4.1(i).

     4.4.3.(i) In the event any Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4)-(ii)(d)(6), items of Partnership income and gain (consisting of a pro rata portion of each item of the Partnership's income, including gross income, and gain for such year) shall be specially allocated to such Partners in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible.

     (ii) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Section 50(c)(2) of the Code, such increase shall be allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such Property is shared among the Partners.

     (iii) The Capital Account of each Limited Partner shall be reduced by a charge equal to the amount of the selling commission paid by the Partnership to the soliciting dealers that is properly allocable to the Units held by such Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Partnership shall be deemed to have distributed to each Limited Partner, and the Capital Account of each Limited Partner shall be reduced by a charge equal to, the excess of a 7% selling commission over the amount charged
such  Limited  Partner's  Capital  Account  as  a  selling   commission  in
accordance with the preceding sentence (the "Discount"). Any deemed distribution pursuant to this Section 4.4.3(iii) shall not be deemed a return of a Partner's Capital Contribution, but rather shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Partner shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. With respect to each Designated Investor and each Discount
Investor: (a) the Capital Contribution of such Investor shall be deemed to be equal to $1,000 for each Unit purchased; (b) the amount of the selling commission paid by the Partnership that is properly allocable to the Units held by such Investor shall be deemed to be the reduced selling commission; and (c) such Investor shall not receive an actual distribution but shall be deemed to have received a distribution pursuant to this Section 4.4.3(iii) equal to the Discount. All other Syndication Expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership pursuant to Section 3.3 hereof on different dates, all of such other Syndication Expenses shall be divided among the Partners who own Units from time to time so that, to the extent possible, the cumulative amount of such other Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of such other Syndication Expenses, the General Partner may allocate a portion of Profits and Losses for Tax Purposes so as to achieve the same effect on the Capital Accounts of the Limited Partners subject to the principles of Section 4.4.1.

     (iv) Any reduction in the adjusted tax basis (or cost) of Partnership property pursuant to Section 50(c)(1) of the Code shall be allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46- 3(f)(2)(i).

     (v) (a) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a fiscal year of the Partnership, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year.

             (b) Except as otherwise provided in Treasury Regulation Section 1.704- 2(h), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a fiscal year of the Partnership determined in accordance with the principles of Section 1.704-2(i) of the Regulations, each Partner who had a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such year shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)) to the disposition of Partnership property subject to the related Partner Nonrecourse Debt.

             (c) For the purposes of this Section 4.4.3(v), the date of any Sale or Refinancing shall be treated as the end of a fiscal year of the Partnership. The character and origin of any income or gain allocated in accordance with this
Section  4.4.3(v)  shall be determined in  accordance  with Treasury  Regulation
Section 1.704-2(j).

     (vi) The allocations set forth in Sections 4.4.2 and 4.4.3 hereof, other than this Section 4.4.3(vi) and Section 4.4.3(vii) hereof (the "Regulatory
Allocations") are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 4.4.3(vi). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deductions in whatever amount it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Partnership Agreement and all Partnership items were allocated pursuant to the provisions of this Article 4 other than the Regulatory Allocations. In exercising its discretion under this Section 4.4.3(vi), the General Partner shall take into account future Regulatory Allocations under Section 4.4.3(v)(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.4.3(viii) and (ix).

     (vii) In any fiscal year in which Section 4.3.1(i) or (ii) applies to the allocation of Losses or Section 4.3.2(ii) applies to the allocation of Profits, the General Partner shall be specially allocated an amount of income, including gross income, or gain from such fiscal year to the extent necessary to cause the Capital Accounts of the Limited Partners and the General Partner to be in the ratios stated in whichever of such sections is applicable.

     (viii) Notwithstanding Section 4.3.1, any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the Economic Risk of Loss for the Partner Nonrecourse Debt.

     (ix) Except as otherwise expressly provided herein, Nonrecourse Deductions shall be allocated 99% to the Limited Partners and 1% to the General Partner.

     4.4.4. For the purpose of making any allocation of Profit and Loss for Tax Purposes, the Capital Account of each Partner shall first be deemed to have been reduced by the amount of any distribution that, at the end of the fiscal year of the Partnership with respect to which such allocation is to be made, was reasonably anticipated to be made to such Partner pursuant to Section 4.1 or
Section 4.2.1, except to the extent that, in compliance with Treasury Regulation
Section 1.704- 1(b)(2)(ii)(d)(6), the General Partner reasonably anticipates that the Partnership will subsequently have offsetting income or gains.

     4.4.5. To the extent that any amount of gain from the sale or other disposition of a Property is treated as gain subject to the provisions of
Section 1245 or 1250 of the Code (other than as a result of the application of Section 291 of the Code), such gain shall be allocated between the Limited Partners, as a class, and the General Partner in the manner and amount necessary to offset the amount of depreciation previously allocated to them that is being recaptured as a result of such sale or other disposition (including any amount so treated as a result of the application of Section 50(c) of the Code); provided, however, that nothing in this Section 4.4.5 shall alter the aggregate amount of Profits and Losses for Tax Purposes allocable to any Partner pursuant to this Article 4, and the character of other items included in such Profits and Losses for Tax Purposes for the relevant period shall be appropriately adjusted to give effect to this provision.

     4.4.6. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution to, or allocable share of, the Partners shall be treated as amounts distributed to the Partners pursuant to this Article 4 for all purposes under this Agreement. The General Partner may allocate any such amounts among the Limited Partners in any manner that is in accordance with applicable law.

     4.4.7. Where relevant in determining the allocation of Profits and Losses for Tax Purposes among the Partners, including the character of any amount so allocated, such Profits and Losses arising other than from a Sale or Refinancing shall be allocated among the Partners before the allocation of such Profits and Losses from a Sale or Refinancing, and where more than one Sale or Refinancing occurs during the fiscal year, Profits and Losses for Tax Purposes from such transactions shall be allocated among the Partners in chronological order.

     4.4.8. To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Partnership distributions as having been made from the proceeds of a Nonrecourse
Liability  or  a  Partner   Nonrecourse  Debt  only  to  the  extent  that  such
distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

     4.4.9 Any interest income recognized by the Partnership in connection with payments to the Partnership pursuant to a Promissory Note shall be allocated to the Limited Partner which delivered such Promissory Note to the Partnership (or his successor in interest).

     4.5.    Allocation of Tax Credits

     4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99% to the Limited Partners, as a class, and 1% to the General Partner.

     4.5.2. For purposes of the investment tax credit, including the Historic Tax Credit, each Partner shall be allocated a share of the Partnership's basis in the property qualifying for the investment tax credit. Each Partner's share of such basis shall be determined in accordance with the ratio in which the Partners are allocated Profits of the Partnership (other than Profits from a Sale or Refinancing) for the year during which the property is placed in service. If the Partnership realizes no Profits during such year, then such share of such basis shall be determined in accordance with the ratio in which the next dollar of such Profits would have been allocated if such Profits had been realized.

     4.5.3. Any recapture of any Tax Credits shall be allocated between the Limited Partners, as a class, and the General Partner in the same manner in which they shared the Tax Credits.

     4.5.4. Notwithstanding Section 4.5.3, in the case of any recapture of any Tax Credits resulting from the sale, exchange, transfer or assignment of any Units, the Limited Partners holding such Units prior to the sale, exchange, transfer or assignment shall indemnify the Partnership and the Partners not transferring their Units for the consequences of such recapture in the proportion in which such transferred Units shared the Tax Credits.

     4.6.    Determinations of Allocations and Distributions
             Within Classes of Partners

     4.6.1. All Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partners as a class, and all Profits and Losses for Tax Purposes and Tax Credits (including each item of income, gain, loss, deduction or credit included therein, except as provided in Section 4.4) allocable to the Limited Partners as a class, shall be distributed or allocated, as the case may be, to each Limited Partner entitled to a distribution or allocation, in the ratio which the number of Units held by each Limited Partner bears to the total number of Units held by all Limited Partners entitled to the distribution or allocation.

     4.6.2. Except a provided in Sections 3.3.3, 4.6.3, 4.6.4, and 4.6.5, all Profits and Losses for Tax Purposes not arising from a Sale or Refinancing and all Tax Credits allocable to the Limited Partners as a class, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the last day of the fiscal period for which the allocation or distribution is to be made.

     4.6.3. Subject to Section 4.6.5, all Profits and Losses for Tax Purposes not arising from a Sale or Refinancing and all Tax Credits for a fiscal year allocable to any Unit which is transferred during the year shall be divided and allocated between the transferee and the transferror based upon the number of quarterly periods that each was recognized (in accordance with Section 7.3.3) as the holder of the Unit for this purpose, without regard to whether Partnership operations during particular quarterly periods of such fiscal year produced profits or losses or cash distributions.

     4.6.4. All Profits and Losses for Tax Purposes arising from a Sale or Refinancing allocable to the Limited Partners as a class shall be allocated, and all Sale or Refinancing Proceeds distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the date of the Sale or Refinancing, except as provided in the following sentence. All Profits and Losses for Tax Purposes which are attributable to, and all Sale or Refinancing Proceeds which represent, Sale or Refinancing Proceeds not received by the Partnership as cash upon a sale but later received by the Partnership as a result of an Installment Sale (as defined in Section 4.7) or other deferred payment arrangement and distributable or allocable to the Limited Partners as a class in accordance with Section 4.7, shall be allocated or distributed, as the case may be, to the Persons recognized as the holders of Units for this purpose as of the date the deferred Sale or Refinancing Proceeds are received by the Partnership (or, in the case of a transfer of such Unit that is treated, under Section 7.3.3, as occurring after the date of such Installment Sale or other deferred payment arrangement, to the transferee of such Unit).

     4.6.5. In the event that there is more than one Investor Closing, all Cash Available for Distribution and Profits and Losses for Tax Purposes not arising from a Sale or Refinancing, distributable or allocable, as the case may be, to the Limited Partners as a class for the period commencing with the first day of the month of the Investor Closing and ending on the last day of the month of the Investor Closing will be distributed or allocated, as the case may be, on a monthly basis in accordance with Section 4.6.1 solely to the Limited Partners admitted to the Partnership as of or prior to the Investor Closing date which occurs during such month.

     4.7.    Installment Obligations

     4.7.1. If as a result of the sale by a Local Limited Partnership of its Property or of a sale by the Partnership of a Local Limited Partnership Interest which results in the receipt of an installment obligation, including, without limitation, a purchase money mortgage or a purchase contract prescribing one or more payments following closing of the sale (an "Installment Obligation") as part of the purchase price (an "Installment Sale"), after payment of, or adequate provision for, the currently payable debts and obligations of the Partnership and any Reserves deemed appropriate by the General Partner, the aggregate of the cash, if any, received and the principal and interest payments to be made under the Installment Obligation shall be distributed following actual receipt of such payments by the Partnership between the General Partner and the Limited Partners as a class in accordance with their Distribution Percentages in such sales proceeds. The "Distribution Percentages" of the General Partner and the Limited Partners as a class with respect to an Installment Obligation shall equal the percentage of the total distributions that they would have been entitled to receive under the provisions of Section 4.2, if the Partnership had received the amount of cash actually received from such Installment Sale plus cash equal to the present value of such Installment Obligation at the closing of the related Installment Sale. The present value of an Installment Obligation shall be determined with respect to the total payments of principal and interest to be made under the Installment Obligation (without regard to any rights of prepayment or prepayment premiums), by applying a discount rate equal to the current yield, on the date of the Installment Sale, on a United States Treasury obligation, selected by the General Partner, having a stated maturity comparable to the ultimate stated maturity date of such Installment Obligation.

     4.7.2. Notwithstanding the provisions of Section 4.3, any Profits and Losses for Tax Purposes resulting from an Installment Sale (including, without limitation, any amount of income or gain attributable to the relevant Installment Obligation as a result of (i) the application of Section 453C of the Code or (ii) the disposition thereof by the Partnership or Local Limited Partnership, but excluding any interest income to which Section 4.7.3 applies) shall be allocated between the General Partner and the Limited Partners as a class in accordance with their Allocation Percentages in such Profits and Losses for Tax Purposes. The Allocation Percentages of the General Partner and the Limited Partners as a class shall equal the percentage of the total Profits and Losses for Tax Purposes deemed recognized by the Partnership in accordance with this sentence that would have been properly allocable to the General Partner and the Limited Partners as a class under the provisions of Section 4.3 if the Partnership had received the amount of cash actually received from such Installment Sale plus cash equal to the present value of the Installment Obligation at the closing of the Installment Sale, as determined under Section 4.7.1.

     4.7.3. Any interest income on an Installment Obligation shall be allocated, when and if accrued by the Partnership, between the General Partner and the Limited Partners as a class in accordance with their Distribution Percentages in such Installment Obligation.

     4.7.4. For purposes of calculating each Partner's share of Profits and Losses for Tax Purposes and Tax Credits, the Partnership will be deemed to have distributed to the General Partner and the Limited Partners as a class their respective Distribution Percentages, on the date of the closing of an
Installment Sale, of the present value of the Installment Obligation, as determined under Section 4.7.1. Any amounts deemed to have been distributed to the Limited Partners as a class will reduce Adjusted Capital Contributions and Capital Accounts as of the date of the Installment Sale, and the actual receipt by the Partners of any proceeds from an Installment Sale shall not further reduce Adjusted Capital Contributions and Capital Accounts.

                                     ARTICLE 5

                   RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

     5.1.    Management of the Partnership

     5.1.1. Subject to the Consent of the Limited Partners (or of a specified percentage thereof) where required by this Agreement, the General Partner shall have the exclusive right and authority to manage and control the business of the

Partnership and is hereby authorized to take any action and to do anything it deems necessary to achieve the purposes of the Partnership in accordance with the provisions of this Agreement and applicable law.

     5.1.2. The General Partner shall, except as otherwise provided in this Agreement, have all rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

     5.1.3. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as a General Partner) shall participate in or have any control over the Partnership business or have any authority or right to act for or bind the Partnership.

     5.2.    General Authority of General Partner

     5.2.1. Subject to Sections 5.2.2, 5.3 and 5.4, the General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

     (i) to acquire, hold, encumber, sell, dispose of and otherwise deal with Local Limited Partnership Interests, at such price and upon such terms as it deems to be in the best interests of the Partnership, including exercise of the Partnership's voting and other rights and powers as a limited partner in the Local Limited Partnerships;

     (ii) to acquire by purchase, lease, exchange or otherwise, any other real or personal property;

     (iii) to borrow money and issue evidences of indebtedness, and to secure the same by pledge or other lien on any Local Limited Partnership Interests or other assets of the Partnership;

     (iv) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

     (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

     (vi) to cause the Partnership to make or revoke any of the elections referred to in the Code;

     (vii) to offer and sell Units in the Partnership to the public directly or through any licensed Person and to employ personnel, agents and dealers for such purpose;

     (viii) to establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time, it being understood and agreed that, after the termination of the Offering, the General Partner shall establish initial Reserves out of Capital Contributions, in the manner contemplated by the Prospectus, in an amount equal to not less than 3% of such Capital Contributions;

     (ix) to invest the Net Proceeds in Temporary Investments prior to investment in Local Limited Partnership Interests;

     (x) to engage in any kind of activity necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership;

     (xi) to withhold income taxes as required by, and to otherwise comply with and take actions necessary as a result of, provisions of the Code (or comparable provisions of law in any state or other jurisdiction in which the Partnership does business) requiring withholding; and

     (xii) in the absolute discretion of the General Partner, at any time after conclusion of the Offering, to repurchase any Units upon the request of the holder thereof on terms mutually agreeable to the Partnership and such holder if the repurchase does not impair the capital or the operations of the Partnership. Neither the Partnership nor the General Partner shall, at any time, have any obligation whatsoever to repurchase any Units.

     5.2.2. Notwithstanding any provision in this Agreement to the contrary, it is understood and agreed that in selecting Local Limited Partnership Interests for investment by the Partnership the General Partner shall be bound by the following investment policies which may not be changed, altered or amended, except as provided in Section 10.2:

     (i) the Partnership shall make investments only in Local Limited Partnerships which own completed Apartment Complexes or are in the process of developing new Apartment Complexes or rehabilitating Apartment Complexes which shall be eligible, in the opinion of counsel, (a) for the Low Income Housing Credit, and/or (b) the Historic Tax Credit;

     (ii) the  Partnership  shall  not  acquire  any Local  Limited  Partnership
Interest unless the Partnership has received, with respect to the Apartment Complex of such Local Limited Partnership, either (i) an appraisal prepared by a competent, independent appraiser or (ii) RD Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or a comparable form of any successor of RD or HUD or of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses, which in either case shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner;

     (iii) no part of the Partnership's investment in a Local Limited Partnership (other than a Local Limited Partnership which owns a completed Apartment Complex at the time of the Partnership's initial investment therein) shall be made prior to receipt of a commitment for the construction loan, and no more than 75% of the Partnership's investment in such a Local Limited Partnership shall be made prior to receipt of a commitment for the permanent loan;

     (iv) the agreements with respect to each Local Limited Partnership (other than a Local Limited Partnership which owns a completed Apartment Complex at the date of the Partnership's initial investment therein) must contain provisions whereby the completion of construction of the Apartment Complex at the price contracted is secured by an adequate completion bond or other satisfactory arrangements. For the purposes of this Section 5.2.2(iv), other satisfactory arrangements include, but are not limited to, the following:

             (a) a written guarantee of completion by the Local General Partner supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; or

             (b)  a  retention   of  a   reasonable   portion  of  the  purchase
consideration as a potential offset to such purchase consideration in the event the Local General Partner does not perform in accordance with such agreement;

     (v) the Partnership shall not invest in any Local Limited Partnership unless an experienced real estate developer has agreed in writing for a minimum term acceptable to the General Partner to supervise management of the Property or to serve as its managing Local General Partner or Property manager;

     (vi) the Partnership shall invest only in Local Limited Partnerships which restrict the payment of real estate commissions by any Person to any Person upon resale of an Apartment Complex to a maximum of the lesser of (a) the Competitive Real Estate Commission or (b) 6% of the sales price of the Apartment Complex (including the amount of the commission paid);

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




     (vii) the Partnership shall invest only in Local Limited Partnerships as follows:


             (a) if the Local General Partner of the Local Limited Partnership is a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions (1) complying with Section IX.F. of the NASAA Guidelines, (2) acknowledging privity between the Local General Partner and the Limited Partners, (3) providing that the compensation payable to the Sponsor in the aggregate from both the Partnership and the Local Limited Partnership shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines, (4) providing that the Local Limited Partnership have as its limited partners only publicly registered partnerships, except that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken by the special limited partners result in no diminution in the control exercisable by the other limited partners of the Local Limited Partnership, and (5) providing that the Partnership's investment in the Local Limited Partnership shall not be structured through more than a two-tier arrangement;

             (b) if the Local General Partner of the Local Limited Partnership is not a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions granting to the limited partners therein rights and obligations with respect to such Local Limited Partnership similar to those granted to the Limited Partners with respect to the Partnership in Sections
3.3.3 (respecting admissions),  3.6.3, 5.2.1(xii),  5.4.1(ix),  5.4.1(x), 5.4.2,
5.5.4,  5.5.6,  6.1, 7.1,  7.3.2,  7.4, 9.1, 9.4,  10.1,  10.2,  12.1.2 and 13.9
hereof;


     (viii) the Partnership shall invest in Local Limited Partnerships jointly with other limited partnerships (including limited partnerships which are controlled by or otherwise affiliated with the General Partner) (the Partnership and any other limited partnership being referred to hereinafter as a "Program") only if each of the following conditions is satisfied:

           (a) the two Programs have substantially identical investment objectives;

           (b) there are no duplicate property management or other fees;

           (c) the compensation to the sponsor of each Program is substantially identical in each Program;

           (d) each Program will have a right of first refusal if the other Program wishes to sell its Local Limited Partnership Interest;

           (e) the investment of each Program is on substantially the same terms and conditions;

           (f) if the other Program is controlled by or otherwise affiliated with the General Partner, the other Program must be publicly registered under the Securities Act of 1933; and

           (g) if the other Program is not controlled by or otherwise affiliated with the General Partner, the Partnership must acquire a Controlling Interest in the joint venture. For this purpose the phrase "Controlling Interest" means possessing the power to direct or cause the direction of the activities and policies of the joint venture, whether through ownership of securities, by contract, by the exercise of a power of veto over its activities and policies other than in the ordinary course of business, or otherwise;


     (ix) the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Local Limited Partnership Interests which is at least equal to the greater of (a) 80% of the Capital Contributions reduced by 0.1625% for each 1% of the aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships or (b) 70% of the Capital Contributions. For purposes of this calculation, the percentage of "aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships" is the percentage resulting when the Partnership's share of such aggregate indebtedness is divided by the Partnership's share of the aggregate of the Purchase Prices of all Properties held by Local Limited Partnerships, excluding Front-End Fees. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to satisfy the foregoing restrictions, the General Partner shall, and shall cause its Affiliates or other Persons to, reimburse the Partnership for the amount of Front-End Fees received by them as necessary to enable the Partnership to meet this investment requirement; and

     (x) the Partnership may invest in Local Limited Partnerships owning existing Apartment Complexes which have experienced cash flow or operational difficulties, including mortgage delinquencies, provided that the following are satisfied with respect to any such investment: (a) a satisfactory workout arrangement is in place, (b) the General Partner has determined that the risk associated with the investment is not significantly greater than the risk associated with an investment in a newly-constructed Apartment Complex, and (c) not more than 10% of Investment in Local Limited Partnership Interests is
invested  in such Local  Limited  Partnerships.  For  purposes  of this  Section
5.2.2(x), an Apartment Complex which has been subject to substantial rehabilitation shall not be considered to be an existing property.

     5.2.3. With respect to each of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

     5.2.4. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

     (i) the identity of the General Partner or any Limited Partner;

     (ii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership;

     (iii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; or

     (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     5.3.    Authority of General Partner and its Affiliates to Deal with
             Partnership

     5.3.1. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of, the Partnership to:

     (i) subject to the limitations set forth herein, pay to the General Partner or any of its Affiliates designated by them the compensation provided for in
Section 5.6 hereof;

     (ii) borrow funds from the General Partner or any of its Affiliates; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and provided further that the Partnership may not pay in connection therewith (a) interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality (and in no event may interest on such borrowings exceed 2% per annum above the Prime Rate) or (b) any prepayment charge or penalty;

     (iii) in connection with the organization of the Partnership and the Offering, the Partnership shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, Organizational and Offering Expenses, including salaries and direct expenses of employees of the General Partner and its Affiliates directly engaged in the organization and Offering of the Partnership to the extent such salaries and expenses are allocable thereto; provided that the General Partner or its Affiliates shall pay all Organizational and Offering Expenses (with the exception of retail selling commissions equal to 7% of the Capital Contributions, the Dealer-Manager Fee, and the Nonaccountable Expense Reimbursement) in excess of 3% of the Capital Contributions. However, if and to the extent Acquisition Expenses are less than the maximum permitted amount, as set forth in Section 5.3.1(iv), the difference between the actual Acquisition Expenses and the maximum permitted amount of Acquisition Expenses will reduce the General Partner's obligation to pay such Organizational and Offering Expenses, provided, however, that in any event the General Partner shall pay all such Organizational and Offering Expenses which exceed 4.5% of the Capital Contributions. In addition, the General Partner shall pay any Organizational and Offering Expenses (including retail selling commissions equal to 7% of the Capital Contributions, the Dealer-Manager Fee, and the Nonaccountable Expense Reimbursement) in excess of 14.5% of the Capital Contributions;

     (iv) in connection with the acquisition by the Partnership of investments in Local Limited Partnerships, the Partnership shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, Acquisition Expenses, provided that the General Partner shall pay any Acquisition Expenses in excess of 1.5% of Capital Contributions;

     (v) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided any services to, lent money to, sold property to, or purchased property from, the General Partner or any of its Affiliates;

     (vi) require in any or all Partnership contracts that the General Partner shall not have any personal liability thereon but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction; however, if any additional cost is imposed upon the Partnership as a result of such a requirement, such additional cost shall be paid by the General Partner from its own funds, without recourse to the funds of the Partnership;

     (vii) subject to the provisions of Section 5.2.2(vii) hereof, exercise the right to cause an Affiliate of the General Partner to become a Local General Partner, including the sole Local General Partner, of a Local Limited

Partnership (a) upon request by a lender that such action be taken, (b) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, or (c) in the event of a material default by a Local General Partner or any of its Affiliates on any obligations of such Local General Partner or Affiliate to the Local Limited
Partnership or to the Partnership or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events; and

     (viii) exercise the right to cause the SLP Affiliate to become a special limited partner of each Local Limited Partnership upon the terms and for the interest in the Local Limited Partnership described in the Prospectus.

     5.3.2. Other than as specifically authorized in this Section 5.3, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Such prohibition shall include, without limitation, the following:

     (i) the Partnership shall not purchase any Local Limited Partnership Interest or Apartment Complex from the Sponsor unless such purchase is pursuant to the right of first refusal required by Section 5.2.2(viii) hereof or unless such Person purchased the Local Limited Partnership Interest or the Apartment Complex which is the principal asset of the Local Limited Partnership in its name in order to facilitate the acquisition of such Local Limited Partnership Interest or Apartment Complex by the Partnership; provided, however, that in the event of such an acquisition from the Sponsor (a) the purchase price paid by the Partnership may not (except to the extent of any reimbursement by the Partnership of carrying costs) exceed the cost of such Local Limited Partnership Interest or Apartment Complex to the seller; (b) no compensation or other benefit from the transaction may accrue to the Sponsor except as otherwise permitted by this Agreement; (c) the seller has not held the Local Limited Partnership Interest or Apartment Complex for a period in excess of twelve months prior to commencement of the Offering; (d) there is no difference in interest terms of the loans secured by the Local Limited Partnership Interest or Apartment Complex at the time acquired by the Sponsor and the time acquired by the Partnership; (e) all income and expense which accrues to the Sponsor as a result of the ownership of such Local Limited Partnership Interest or Apartment Complex shall be treated as belonging to the Partnership; (f) the cost of the Local Limited Partnership Interest or Apartment Complex may not exceed the funds reasonably anticipated to be available to the Partnership to purchase such asset; and (g) the seller is not a Program in which the General Partner has an interest. For this purpose, the term "Program" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans;

     (ii) neither the General Partner nor any of its Affiliates shall enter into an agreement or contract with a Local Limited Partnership for the development of any Apartment Complex or the construction of improvements with respect to any Apartment Complex;

     (iii) neither the General Partner nor any of its Affiliates shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Local Limited Partnership Interest or any Apartment Complex;

     (iv) neither the General Partner nor any of its Affiliates shall provide insurance brokerage services in connection with obtaining any insurance policy covering any Apartment Complex;

     (v) neither the General Partner nor any of its Affiliates shall be given an exclusive right to sell or exclusive employment to sell any Local Limited Partnership Interest for the Partnership or any Apartment Complex for any Local Limited Partnership;

     (vi) except as provided in Section 5.3.1(viii) hereof, neither the Partnership nor any Local Limited Partnership shall sell any Local Limited Partnership Interest or Apartment Complex to, or lend any funds to, the General Partner or any of its Affiliates; and

     (vii) no rebates or give-ups may be received by the General Partner or any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Agreement.

     5.3.3. All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's Organizational and Offering Expenses, Acquisition Expenses and Operating Cash Expenses and only subject to the limitations on the reimbursement of such expenses set forth herein.

     5.3.4. Reimbursement to the General Partner or any of its Affiliates of Operating Cash Expenses pursuant to Section 5.3.3 hereof shall be subject to the following:

     (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

     (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 5.3.4(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in the General Partner or any Affiliate of the General Partner or a person having the power to direct or cause the direction of the General Partner or any Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

     5.4.    Restrictions on Authority of General Partner

     5.4.1.  The General Partner shall not:

     (i) do any act in contravention of this Agreement;

     (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

     (iii) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

     (iv) admit a Person as a General Partner, except as provided in this Agreement;

     (v) admit a Person as a Limited Partner, except as provided in this Agreement;

     (vi) directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor in the Partnership for investment advice as an inducement to such adviser to advise the purchase of Units, but this clause shall not prohibit the payment of the selling commissions and other underwriting compensation contemplated herein or in the Prospectus to a registered broker-dealer or other properly-licensed Person for selling Units;

     (vii) cause the Partnership to lend any funds to any Person (other than in connection with Temporary Investments), except that the General Partner may cause the Partnership to make loans to or to post letters of credit for Local Limited Partnerships in which the Partnership is expected to own a Local Limited Partnership Interest, provided that in the case of any such loan (a) the loan is made prior to the date that the Partnership makes its initial capital contribution to the Local Limited Partnership, (b) the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the investment in such Local Limited Partnership, and (c) such borrowings may only be made on a short-term basis (not to exceed one year) and must, unless earlier repaid, be repaid from the Partnership's initial capital contribution to the Local Limited Partnership at the time such initial capital contribution is made;

     (viii) cause the Partnership to acquire unimproved or nonincome producing property (but this clause shall not restrict the rights of the Partnership to invest in Local Limited Partnerships owning Apartment Complexes under construction or rehabilitation or Apartment Complexes as to which construction or rehabilitation has not commenced but with respect to which closing of the construction loan has occurred or the Apartment Complex site has been acquired and a construction loan commitment has been obtained);

     (ix) cause the Partnership to utilize Cash Available for Distribution to acquire Local Limited Partnership Interests;

     (x) cause the Partnership to reinvest Sale or Refinancing Proceeds unless a sufficient portion thereof is distributed to the Limited Partners to enable each Limited Partner, assuming that he is in a combined Federal, state and local marginal income tax bracket of 30%, to pay the Federal, state and local income tax liability arising from the Sale or Refinancing which generated such proceeds, and in any event Sale or Refinancing Proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the Investment Date occurs, except to the extent of any Reserves retained therefrom;

     (xi) cause the Partnership to acquire any Local Limited Partnership Interest in exchange for Units;

     (xii) change the Partnership's purposes from those set forth in Section
2.4;

     (xiii) facilitate or recognize the trading of Units on an established securities market or on a secondary market, if, in the opinion of counsel, such action would result in the Partnership being classified as a publicly traded partnership under Section 7704 of the Code and such classification would have material adverse tax consequences for the Limited Partners;

     (xiv) cause the Partnership to invest in Local Limited Partnerships under circumstances where duplicate fees for the same service may be payable by the Partnership and/or the particular Local Limited Partnership;

     (xv) except as set forth below in this subsection, following the termination of the offering of Units, cause the total amount of indebtedness incurred by the Partnership to at any time exceed the sum of 85% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. Notwithstanding the preceding, with respect to all indebtedness insured or guaranteed by the full faith and credit of the United States government, a state or local government, or an agency or instrumentality of any of them, and with respect to all indebtedness provided by any such Person, the total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of 100% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. For purposes of this subsection only, the term
"indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Apartment Complexes), and shall exclude any indebtedness incurred by the Partnership for necessary working capital reserves;

     (xvi) cause the Partnership to invest in a Local Limited Partnership under circumstances where the General Partner or any of its Affiliates would receive compensation for administrative services performed on behalf of the Local Limited Partnership;

     (xvii) cause the Partnership to pay aggregate Acquisition Fees to all Persons in an amount which exceeds the lesser of (a) the Competitive rate or (b) 18% of the Gross Proceeds. The foregoing limitation shall be complied with at any given time and on an ongoing basis;

     (xviii) cause the Partnership to invest in junior trust deeds or other similar obligations, except for junior trust deeds which arise from the sale of Properties; or

     (xix) cause the Partnership to invest in general partner interests of limited partnerships or, except as provided in Section 5.2.2(viii), cause the Partnership to invest in general partnerships or joint ventures.

     5.4.2. Without the Consent of a majority-in-interest of the Limited Partners, the General Partner may not:

     (i) sell at one time all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership's business upon its dissolution;

     (ii) cause the merger or other reorganization of the Partnership; or

     (iii) elect to dissolve the Partnership.

     5.4.3. The General Partner shall not sell, assign or otherwise transfer the Promissory Notes at a discount; provided that this restriction shall not prohibit the General Partner from pledging or otherwise granting a security interest in the Promissory Notes as security for any Partnership obligation.

     5.5.    Duties and Obligations of General Partner

     5.5.1. The General Partner shall take such actions as may be necessary or appropriate to form, qualify and continue the Partnership as a limited partnership under the laws of the State of California and in order to form or qualify the Partnership under the laws of any other jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. In this connection the General Partner shall cause a Certificate of Limited Partnership to be filed on behalf of the Partnership in the office of the California Secretary of State, and shall cause an amendment to the Certificate to be filed in such office, and in each other public office in which the Certificate was previously filed, within 30 days after the happening of any of the following events:

     (i) A change in the name of the Partnership;

     (ii) A change in the address of the Partnership office;

     (iii) A change in the name or address of the Partnership's agent for service of process;

     (iv) The withdrawal of a General Partner;

     (v) The admission of a General Partner; or

     (vi) The discovery by a General Partner of any false or erroneous material statement contained in the Certificate.

     5.5.2. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership.

     5.5.3. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940 and shall use its best efforts to obtain from the Securities and Exchange Commission an order exempting the Partnership from the provisions of the Investment Company Act of 1940. The General Partner is expressly authorized to prepare, execute and file with the Securities and Exchange Commission an application pursuant to Section 6(c) of the Investment Company Act of 1940 for an exemption from all the provisions of such Act, together with such other documents, and to do such other acts and things, as may be necessary or convenient in seeking such an exemption. In the event that delay is encountered in obtaining such order, the General Partner is authorized to rely upon an opinion of counsel to the effect that the Partnership is exempt from the provisions of the Investment Company Act of 1940 until such time as such order is obtained, if ever.

     5.5.4. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     5.5.5. The funds of the Partnership shall not be commingled with the funds of any other Person.

     5.5.6. The General Partner shall not contract away the fiduciary duty owed at common law to the Limited Partners.

     5.5.7. The General Partner is authorized, in its discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the Partners and their Affiliates against liabilities in connection with the business of the Partnership and insuring the Partnership against liabilities with respect to any indemnification it is legally required or permitted to provide Partners and their Affiliates; subject to the provisions of Section 5.8.3 hereof.

     5.6.    Compensation of Sponsor

     5.6.1. The Sponsor shall not receive any salary, fees, profits, distributions or allocations from the Partnership or any Local Limited Partnership in which the Partnership invests except as expressly allowed by this Agreement.

     5.6.2. The Dealer-Manager shall be entitled to receive from the Partnership retail selling commissions and the Dealer-Manager Fee in respect of the sale of Units, all as set forth in the Prospectus.

     5.6.3. In connection with the Offering of the Units, the Dealer-Manager shall receive from the Partnership a Nonaccountable Expense Reimbursement in an amount equal to 1% of the Capital Contributions.

     5.6.4. For services actually rendered or to be rendered, directly or indirectly, by the Sponsor in connection with acquiring Local Limited Partnership Interests (including services performed for the Partnership in connection with Local Limited Partnership Interests which are the subject of review, evaluation and, ultimately, rejection as potential acquisitions for the Partnership), which services may include selecting, evaluating, structuring, negotiating and closing the Partnership's investments in Local Limited Partnership Interests, the Partnership and/or the Local Limited Partnerships shall pay to the Sponsor an amount equal to 7% of the Capital Contributions, provided that the amount payable may be reduced by the General Partner in its sole discretion. Such Acquisition Fee shall be payable at the time Gross Proceeds are received. Notwithstanding the amount of Sponsor Acquisition Fees set forth herein, the total amount thereof shall be reduced in connection with the purchase of Units by Discount Investors, as described in the Prospectus under "Terms of the Offering and Plan of Distribution." The amount of such reduction shall be treated as a distribution to a Discount Investor but shall not be deemed a return of the Discount Investor's Capital Contribution; rather, the reduction amount shall be deemed to be a compromise within the meaning of
Section 15636(c) of the Act, and no Discount Investor shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. Except as set forth in this Section 5.6.4, no Acquisition Fees shall be paid to the Sponsor.

     5.6.5. For any property management services actually rendered by the General Partner or its Affiliates respecting the Properties owned by Local
Limited Partnerships, the General Partner or any such Affiliate may receive Property Management Fees from the Local Limited Partnerships. Included in any such Property Management Fee shall be bookkeeping services and fees paid to nonAffiliated Persons for property management services. The maximum Property Management Fees paid to the General Partner or any of its Affiliates (including all leasing and releasing fees and bonuses and other payments for leasing related services, paid to any Person) shall be the lesser of 5% of the gross revenues from the Property or a Competitive amount.

     5.6.6. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the administration of the affairs of the Partnership, the General Partner or any such Affiliate shall receive from the Partnership an annual Asset Management Fee in an amount not to exceed 0.2% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance. The Asset Management Fee shall be payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year, provided that the Asset Management Fee shall only accrue and be payable as follows: the total Asset Management Fee shall be allocated among the Apartment Complexes in proportion to the amount of the Partnership's capital contribution to each Local Limited Partnership, and the portion of the Asset Management Fee so attributable to any Apartment Complex shall only accrue and be payable commencing with the date on which such Apartment Complex commences operations. Accrued but unpaid Asset Management Fees for any year shall be deferred without interest and shall be payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any Reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership, or from the proceeds of a Sale or Refinancing.

     5.6.7. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the sale of any Property owned by a Local Limited Partnership, the General Partner shall receive from the Partnership a Subordinated Disposition Fee in an amount equal to 1% of the sales price of such Property if the General Partner or its Affiliate provides a substantial amount of services in the sales effort. This fee shall be payable only after the distributions in Section 4.2.1(i) and (ii) have been made, and may accrue if there are insufficient Sale or Refinancing Proceeds payable to the Partnership upon any such sale. This fee is subject to the limitations imposed by Section 5.2.2(vi).

     5.7.    Other Business of Partners


     5.7.1. The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner, its officers and directors, nor any successors to such parties shall be expected to devote their full time to the performance of such duties.


     5.7.2. Any Partner or any of his Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services to other investors and the making or management of other investments, including investments in real properties receiving Government Assistance. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, provided that nothing in this Section 5.7.2 shall relieve the General Partner of its general fiduciary obligation to the Partnership.


     5.7.3. The Sponsor may be presented with an investment opportunity which could be availed of by the Partnership and one or more other entities which the Sponsor or one of its Affiliates manages. The decision as to the particular entity which shall make the investment shall be based upon such factors as the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity, the amount of funds of each entity available for investment and the length of time such funds have been available for investment. If a particular investment is determined to be suitable for more than one entity, priority generally shall be given to the entity having uninvested funds for the longest period of time; except that an entity which was formed to invest primarily in apartment complexes eligible for state low income housing credits as well as the Low Income Housing Credit shall be given priority over the Partnership and other entities which are not seeking to provide such state tax credits with respect to any investment which is eligible for such state tax credits.


     5.8.    Limitation on Liability of Sponsor; Indemnification

     5.8.1. No Sponsor shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Partnership, the Sponsor was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct of the Sponsor. Each Sponsor shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct on the part of such Sponsor and were the result of a course of conduct which the Sponsor, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 5.8 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

     5.8.2. Notwithstanding anything to the contrary contained in Section 5.8.1, the Sponsor (which term, for the purposes of this Section 5.8.2, shall include Affiliates of the Sponsor only if such Affiliates are performing services on behalf of the Partnership) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided that in the case of this clause (iii) the court has been advised of the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, the Missouri Securities Division and any other state securities regulatory authority in which Units of the Partnership were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Section 5.8.2 and (ii) in which plaintiffs claim they were sold Units.

     5.8.3. The Partnership shall not pay for any insurance covering liability of any party as to which such party is hereby prohibited from being indemnified; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming any Sponsor as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.


     5.8.4. The Partnership may advance funds to each Sponsor for legal expenses and other costs incurred by it in connection with any legal action brought against it, provided that each of the following is satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves the advancement of funds; and (iii) the Sponsor receiving the funds undertakes to repay the funds to the Partnership in the event it is not entitled to indemnification at the conclusion of such legal action.


                                     ARTICLE 6

                       ADMISSION OF SUCCESSOR AND ADDITIONAL
                  GENERAL PARTNERS; WITHDRAWAL OF GENERAL PARTNER

     6.1.    Admission of Successor or Additional General Partners

     6.1.1. With the Consent of all other General Partners, if any, and the Consent of at least a majority-in-interest of the Limited Partners, any General Partner may at any time designate one or more Persons to be its successor or to be an additional General Partner, with such Interest in the Partnership as such General Partner and the successor or additional General Partner agree upon, provided that the Interests of the other Partners shall not be affected thereby.


     6.1.2. If at any time any material reduction shall occur in the net worth of the General Partner, the General Partner shall consult with legal counsel and, if such counsel is of the opinion that such reduction might adversely affect the treatment of the Partnership as such for Federal income tax purposes, the General Partner shall use its best efforts either (i) to admit as General Partners one or more Persons having a net worth sufficient to offset such reduction, the additional General Partner or General Partners to have whatever participation in the General Partner's Interests the General Partner and the additional General Partners agree upon, provided that the additional General Partners have no authority to manage or control the Partnership, there is no change in the identity of the Persons who have authority to manage or control the Partnership, and the admission of the additional General Partners does not materially affect the Interests of the Limited Partners; or (ii) if necessary in the opinion of legal counsel, to obtain additional capitalization sufficient to satisfy any then existing requirements of the Internal Revenue Service for a ruling that an entity, whether or not a corporation, has sufficient net worth so that a limited partnership of which it is a general partner has the characteristic of unlimited liability.


     6.1.3. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 6.1.1. or 6.1.2., the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer, or assign all or any portion of its Interest, except that it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business.

     6.1.4. Any Voluntary Withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by the General Partner of its Interest shall be effective only upon the admission in accordance with this Section 6.1 and
Section 13.3 of a successor or additional General Partner, as the case may be.

     6.1.5. No assignee or transferee of all or any part of the Interest of the General Partner shall have any right to become a General Partner except as provided in this Article 6.

     6.2.    Restrictions on Transfer of General Partner's Interest

     Notwithstanding anything to the contrary in this Article 6, the assignment or transfer of the General Partner's Interest shall at all times be subject to the same restrictions applicable to an assignment or transfer of Units set forth in Sections 7.2.1 and 7.2.2.

     6.3. Consent of Limited Partners to Admission of Successor or Additional General Partners

     Each of the Limited Partners, by the execution of this Agreement, Consents for all purposes of the Act to the admission of any Person as a successor or additional General Partner for which the express Consent of a majority-in-interest of the Limited Partners has been obtained at the time pursuant to Section 6.1. Upon receipt of such a Consent to such admission from a majority-in-interest of the Limited Partners, then, subject to the provisions of
Section 6.2, the admission shall, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

     6.4.    Event of Withdrawal of a General Partner

     If, at the time of an Event of Withdrawal of a General Partner, such General Partner was not the sole General Partner, the remaining General Partner or General Partners shall immediately: (i) give Notification to the Limited Partners of such event; and (ii) make any amendments to this Agreement and execute and file for recordation any amended Certificates or other instruments necessary to reflect the termination of the Interest of the General Partner as to which such event has occurred and such General Partner's having ceased to be a General Partner.


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



     6.5.    Interest and Liability of a Withdrawn General Partner

     6.5.1. Upon an Event of Withdrawal as to a General Partner, such General Partner shall immediately cease to be a General Partner, and its Interest shall be subject to purchase in accordance with Section 6.6; provided, however, that such a termination shall not affect any rights of such General Partner which arose prior to such event (including rights to amounts then accrued and owing to such General Partner), or the value, if any, at the time of such event of the Interest of such General Partner.

     6.5.2. Any General Partner who voluntarily or involuntarily for any reason (including bankruptcy, death, dissolution or adjudication of incompetence) withdraws from the Partnership or sells, transfers or assigns its Interest shall be and shall remain liable for all obligations and liabilities incurred by the Partnership prior to the time the withdrawal, sale, transfer or assignment becomes effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership after that time.

     6.6.    Valuation and Sale of Interest of Former General Partner

     6.6.1. If the business of the Partnership is continued after the Event of Withdrawal of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by Section 8.1, the Partnership shall purchase such General Partner's Interest for a price equal to the then present fair market value thereof. Such fair market value shall be determined by agreement of the former General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the current rules of the American Arbitration Association. The expense of arbitration will be shared equally between such former General Partner and the Partnership.

     6.6.2. Promptly after determination of the fair market value of a former General Partner's Interest pursuant to Section 6.6.1, the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the Prime Rate, but not to exceed the maximum rate permitted by law, payable on the last day of each calendar quarter while such note is outstanding; provided, however, that if such note is delivered following an Event of Withdrawal of a General Partner which is a Voluntary Withdrawal on its part then (i) such note shall neither be secured nor bear interest and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such

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



withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the fair market value of the former General Partner's Interest, the Partnership may, with the Consent of all remaining General Partners and the Consent of a majority-in-interest of the Limited Partners, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its fair market value as determined by the procedure set forth in Section 6.6.1. above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 6.6.2.

                                     ARTICLE 7

                             TRANSFERABILITY OF UNITS

     7.1.    Right to Transfer Units

     Subject to the requirements of this Article 7, a Limited Partner may assign his Units by a written instrument of assignment, the terms of which shall conform to the provisions of this Agreement.

     7.2.    Restrictions on Transfers

     7.2.1. No sale, exchange, transfer or assignment of any Units may be made if, in the opinion of counsel to the Partnership, such sale, exchange, transfer or assignment would:

     (i) when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; provided, that any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of a fiscal quarter after the end of any such 12-month period, subject to the provisions of this Article 7;

     (ii) cause the Partnership to become a publicly-traded partnership for Federal income tax purposes;

     (iii) cause the Partnership to cease to qualify under Section 42(j)(5)(B) or Section 47 of the Code;

     (iv) result in the Partnership or any other Partner being required to recapture any Tax Credits unless the holder of such Units indemnifies the Partnership and its Partners for such recapture; or

     (v) result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes.


     7.2.2. No sale, exchange, transfer or assignment of any Unit shall be made to any Person exempt from Federal income tax under Section 501 of the Code, to any Person defined in Section 168(h)(2) of the Code, to any Individual Retirement Account as defined in Section 408(a) of the Code, to any Keogh Plan, to any nonresident alien, or to any foreign Person.

     7.2.3. Any transfer of a Unit to a Person who makes a market in securities shall be void ab initio unless such Person shall certify to the General Partner that it has acquired such Unit solely for investment purposes and not for the purpose of resale.

     7.2.4. No purported sale, exchange, transfer or assignment by a transferror of a Unit shall be permitted unless the transferror shall have represented that such transfer:

     (i) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units have been approved by the General Partner as not being incident to trading on an established securities market or a secondary market and not through any other broker-dealer or matching agent; or

     (ii) otherwise was not effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to the holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

     7.2.5. All Units shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

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




     Such restriction shall be noted in the appropriate records of the Partnership, and no transfer of any interest in the Partnership shall be made except in compliance with the terms of such legend condition.

     7.2.6. No sale, exchange, transfer or assignment of any Unit shall be made to any Person who does not satisfy the investor suitability standards imposed by the Partnership in connection with the public Offering of the Units or such more restrictive standards, if any, as may be required under applicable state securities laws.

     7.2.7. No purported sale, exchange, assignment or transfer by a Limited Partner of any Unit after which any transferror or transferee would hold any fraction of a Unit, will be permitted or recognized (except for transfers by gift, inheritance, bequest or family dissolution, or transfers to Affiliates of the transferror).


     7.2.8. The General Partner (i) shall be entitled to make any reasonable inquiry of the Limited Partners and prospective Limited Partners in connection with the provisions of this Section 7.2, and (ii) may, in its sole discretion, on behalf of the Partnership, impose any restrictions on transfers of Units or any other additional procedures or requirements which it deems appropriate in order to prevent the Partnership from being treated for tax purposes as an association or as a publicly-traded partnership, or to give effect to the intent of this Section 7.2, and shall be permitted, in order to give effect to any such restriction, procedures or requirements, to amend this Agreement without the Consent of the Limited Partners. The General Partner shall give Notification to all Limited Partners in the event that sales, exchanges, transfers or assignments have generally been suspended.


     7.2.9. The General Partner will review from time to time the limitations and restrictions on the sale, exchange, transfer or assignment of Units and will eliminate or modify such limitations or restrictions to make them less restrictive if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without material adverse tax consequences to the Partners.

     7.3.    Assignees and Assignment Procedure

     7.3.1. If a Limited Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Limited Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of such Limited Partner's rights for the purposes of settling his estate or administering his


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



property, including any power under this Agreement to join with a proposed assignee in satisfying conditions precedent to the assignment of his Interest to such assignee and to such assignee becoming a Substitute Limited Partner. If a Limited Partner which is not an individual is dissolved or terminated, the powers of that Limited Partner may be exercised by its legal representative or successor. Notwithstanding the foregoing, the Partnership shall not be under any duty to recognize the authority of any such executor, administrator, guardian, conservator or other legal representative or successor's rights unless and until the Partnership shall have received such evidence of the authority of such party as counsel for the Partnership may request. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     7.3.2. In order to give effect to the restrictions on transfer of Units contained in this Article 7, a purported or proposed assignment of a Unit shall not take effect for any purpose until it has been registered on the Partnership Register (the date of such registration being called the "Registration Date"). The General Partner shall not be under any duty to cause any assignment to be so registered until (i) the assigning Limited Partner and/or the proposed assignee, as applicable, shall have delivered to the Partnership a duly executed and acknowledged counterpart of the instrument of assignment, signed by both the assignor and the assignee, evidencing written acceptance by the assignee of all the terms and provisions of this Agreement and representing that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements); (ii) the Partnership shall have received a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such assignment, including, but not by way of limitation, any advice of counsel contemplated by this Agreement in connection with such assignment, and, if the Partnership has made an election under Section 754 of the Code, any incremental accounting fees resulting from compliance with Section 754 in connection with such assignment; provided, however, that the amount of such fee shall in no event exceed the lower of the Partnership's actual costs in connection with the transfer or $100; (iii) the Partnership shall have received such evidence of the authority of the parties to such assignment as counsel for the Partnership may request; (iv) if a Promissory Note of the transferror has not been paid in full, the Partnership shall have received a written statement signed by the assignee or transferee which acknowledges the material terms of the Promissory Note, including the payment due date, the status of payments, the Partnership's security interest in the Units, the terms of default, the consequences thereof, and the terms for curing the default; and (v) the Partnership shall have received such further evidence of compliance of such assignment with the terms and conditions of this Agreement and the Prospectus as the Partnership may reasonably request, including, but not by way of limitation, instruments complying with Section 13.3 and any required

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



consent to such assignment of the Commissioner of Corporations of the State of California. The General Partner shall cause such an assignment, upon compliance with the foregoing conditions and the conditions of Section 7.2, to be registered on the Partnership Register not later than the last day of the calendar month following satisfaction of such conditions.

     7.3.3. Except as otherwise provided in this Section 7.3.3, if an assignment of a Unit is registered on the Partnership Register as provided in Section 7.3.2, the assignee of such Unit shall: (i) for the purposes of Sections 4.6.2 and 4.6.3, be recognized as a holder of the Unit as of the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs; and (ii) for the purposes of Section 4.6.4, be recognized as a holder of the Unit as of the date specified by the parties in the instrument of assignment provided for in Section 7.3.2, or if no date is specified therein, the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs.

     7.3.4. The rights of an assignee of a Unit who does not become a Substitute Limited Partner shall be limited to the right to receive his share of Cash Available for Distribution, Sale or Refinancing Proceeds, Profits and Losses for Tax Purposes and Tax Credits, as determined under Article 4. Any assignee of all or any of the Units of a Limited Partner who does not become a Substitute Limited Partner and desires to make a further assignment of any of such Units shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Units.

     7.3.5. Upon receipt of documents purporting to create or release a pledge or other security interest in a Limited Partner's Interest, the General Partner shall promptly cause such transaction to be registered on the Partnership Register. Any purported or proposed pledge of, or other security interest in, any Limited Partner's Interest shall not take effect for any purpose or be deemed perfected unless and until the same has been registered on the Partnership Register and shall be subject to any existing pledge and security interest granted to the Partnership pursuant to Section 13.1. The Partnership may charge a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such pledge, including but not by way of limitation, any advice of counsel in connection with such pledge, and no pledge shall be effective until such fee is paid.


     7.3.6. The General Partner shall provide to each Limited Partner and registered pledgee, if any, from time to time the transaction statements required to be provided to such respective parties by the California Commercial Code.

     7.4.    Substitute Limited Partners


     Subject to the Consent of the General Partner, which Consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership, the assignee of any Units duly transferred to him pursuant to this Section 7 shall be admitted to the Partnership as a Substitute Limited Partner upon satisfaction of the conditions contained in Section 13.3. The Partnership Register shall be amended not less often than quarterly to recognize the admission of Substitute Limited Partners.


                                     ARTICLE 8

                   DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP

     8.1.    Events Causing Dissolution

     8.1.1. The Partnership shall dissolve and its affairs shall be wound up upon the happening of any of the following events: (i) an Event of Withdrawal shall occur as to a General Partner; (ii) the sale or other disposition of all the Local Limited Partnership Interests and other assets of the Partnership;
(iii) the election by the General Partner pursuant to Section 5.4.2, or the vote by the Limited Partners pursuant to Section 10.2.1(ii), to dissolve the Partnership; or (iv) the expiration of the term of the Partnership specified in
Section 2.6.

     8.1.2. Notwithstanding the foregoing, the Partnership shall not be terminated, liquidated or wound up upon the occurrence of an event specified in clause 8.1.1(i) above if (a) a remaining General Partner, if any, elects within 120 days after such an event to continue the business of the Partnership, or,
(b) if there is no remaining General Partner, a majority-in-interest of the Limited Partners agree in writing to continue the business of the Partnership and, within six months after the last remaining General Partner has ceased to be a General Partner, to admit one or more General Partners.

     8.1.3. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, until the termination of the Partnership the business and affairs of the Partnership shall continue to be governed by this Agreement.


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



     8.2.    Liquidation

     8.2.1. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 8.1, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by this Section 8.2. After payment of liabilities owing to creditors of the Partnership, the General Partner shall set aside as a Reserve such amount as it deems reasonably necessary for any contingent liabilities or obligations of the Partnership. Said Reserve may be paid over by the General Partner to a bank, to be held in Temporary Investments for the purpose of paying any such contingent liabilities or obligations and, at the expiration of such period as the General Partner may deem advisable, the amount in such Reserve shall be distributed to the Partners in accordance with Section 4.2.2.

     8.2.2. Notwithstanding the foregoing, in the event the General Partner determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid any such loss may, after having given Notification to all the Limited Partners, to the extent not then prohibited by applicable law, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or convey the remaining assets of the Partnership to a liquidating trust for the benefit of the Partners. In such event, the trustee will be a bank authorized to accept such trusts, having deposits insured by the Federal Deposit Insurance Corporation and having a combined capital and surplus of not less than $50,000,000; such trustee will liquidate such assets in an orderly manner and distribute the proceeds of such liquidation, net of costs associated therewith, to the Partners in accordance with Section 4.2. The fair market value of any assets conveyed to such liquidating trust shall be determined, promptly after such conveyance, by an independent appraiser to be selected by random number from a list of three qualified appraisers obtained by the General Partner from the American Institute of Real Estate Appraisers.

     8.2.3. The General Partner shall cause the business of the Partnership to be wound up and cause the cancellation of the Partnership's Certificate of Limited Partnership following the liquidation and distribution of all the Partnership's assets.



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



                                     ARTICLE 9

                          BOOKS AND RECORDS, ACCOUNTING,
                           REPORTS, TAX ELECTIONS, ETC.

     9.1.    Books and Records

     (a) The General Partner shall cause the Partnership to keep and maintain full and complete books and records which shall include each of the following:

             (i) a current list (updated at least quarterly) of the full name and last known business or residence address and business telephone of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Profits and Losses of each Partner (the "Participant List");

             (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

             (iii) copies of the Partnership's Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

             (iv) copies of the original of this Agreement and all amendments thereto;

             (v) financial statements of the Partnership for the six most recent fiscal years; and

             (vi) the Partnership's books and records for at least the current and past three fiscal years.

     (b) Upon the request of a Limited Partner, the General Partner shall within 10 days of the receipt of the request mail to the Limited Partner copies of the Participant List (which shall be on white paper in a readily readable form of no less than 10-point type), and the information set forth in Section 9.1(a)(ii) or
(iv) above and of the provisions of the Act described in Section 10.1.2 of this Agreement. A reasonable charge for copy work may be charged by the Partnership. Each Limited Partner shall have the right upon request and during normal business hours to inspect and copy any of the foregoing records at his own expense, and, upon request, to obtain from the General Partner copies of the Partnership's Federal, state and local income tax or information returns, promptly after such returns become available.

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




     (c) If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested, the Sponsor shall be liable to any Limited Partner requesting the list for costs, including attorneys' fees, incurred by the Limited Partner for compelling the production of the Participant List, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting Person as a Limited Partner relative to the affairs of the Partnership. The Sponsor may require the Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under Federal law, or the laws of any state.

     9.2.    Accounting and Fiscal Year

     The books of the Partnership shall be kept on the accounting method selected by the General Partner. The fiscal year of the Partnership shall end on December 31 in each year, or on such other date as the General Partner determines.

     9.3.    Bank Accounts and Temporary Investments

     The bank accounts of the Partnership shall be maintained in banking institutions determined by the General Partner, and withdrawals shall be made only in the regular course of Partnership business on signatures determined by the General Partner. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in Temporary Investments.

     9.4.    Reports

     9.4.1. Within 60 days after the end of each of the first three quarters of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of operations for such quarter; (iii) a statement of cash flows for such quarter; (iv) a statement setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to the General Partner or any Affiliate of the General Partner;
(v) a report of the significant activities of the Partnership during the quarter; and (vi) until the Limited Partners' Capital

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



Contributions (except for any amounts utilized to pay Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses or Operating Cash Expenses, or any amounts set aside for Reserves) are fully invested, a special report of Local Limited Partnership Interests acquired during the quarter, describing the terms of such investments. If the Partnership acquires a Local Limited Partnership Interest during the last quarter of any fiscal year, a report containing the information described in the preceding clause (vi) shall be sent on or before the date of transmission of the report for such year required by Section 9.4.3. Until all Promissory Notes have been paid in full, each quarterly report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.4.2. Within 75 days after the end of each calendar year, the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his Federal and state income tax returns and other tax returns with regard to jurisdictions in which the Partnership or a Local Limited Partnership is formed or qualified or owns Properties.

     9.4.3. Within 120 days after the end of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of operations, partners' equity and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants; (ii) a report (which need not be audited) setting forth any distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying distributions from (a) Cash Flow from Local Limited Partnership or Partnership operations during the fiscal year,
(b) Cash Flow from Local Limited Partnership or Partnership operations during a prior fiscal year which had been held as Reserves, (c) Sale or Refinancing Proceeds, and (d) amounts previously set aside as Reserves from Gross Proceeds;
(iii) a report of the significant activities of the Partnership during the year;
(iv) a special report setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership and the Local Limited Partnerships for the fiscal year to the General Partner or any Affiliate of the General Partner and the services performed in consideration therefor, which report shall be verified by the Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly,


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including  such tests of the  accounting  records  and such other  auditing procedures as the Accountants consider appropriate in the circumstances. The additional costs of such special report shall be itemized by the Accountants among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the Competitive rate for such services. Until all Promissory Notes have been paid in full, such annual report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.5.    Depreciation and Other Tax Elections

     The Partnership may elect to use with respect to depreciable assets of the Partnership any depreciation method which is permitted by the Code and appropriate in the opinion of the General Partner. All other Federal income tax elections required or permitted to be made for or by the Partnership shall be made by the General Partner after consulting with the Accountants. The General Partner may, but shall not be under any duty to, cause the Partnership to make an election under Section 754 of the Code (or any successor provision thereto).

     9.6.    Designation of Tax Matters Partner

     The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code and, in connection therewith and in addition to all powers given thereunto, shall have all other powers needed to fully perform as the Tax Matters Partner, including, without limitation, the power to retain all attorneys and accountants of its choice, the right to settle any audits without the consent of the Limited Partners and the right to challenge any final partnership administrative adjustment in a court action. The designation made in this Section is hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner. Expenses of any administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each Limited Partner who elects to participate in the proceedings will be responsible for any expenses incurred by him in connection with his participation, and the cost of any resulting audits or adjustments of a Limited Partner's tax return will be borne solely by the affected Limited Partner. The General Partner is hereby designated as the "notice partner" under Section 6231(a)(8) of the Code to receive any notice provided by the Internal Revenue Service to the Limited Partners as a group in accordance with Section 6223(b)(2) of the Code.

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                                    ARTICLE 10

                  MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

     10.1.   Meetings and Actions Without Meetings

     10.1.1. Meetings of the Limited Partners for any purpose may be called by the General Partner at any time, and shall be called by the General Partner upon receipt of a request in writing, containing a proposal for the holding of such a meeting, signed by 10% or more in interest of the Limited Partners and stating the purpose of the meeting. In addition, the General Partner may, and, upon receipt of a proposal in writing signed by the holders of 10% or more in interest of the Limited Partners shall, submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

     10.1.2. All meetings and actions of the Limited Partners shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the provisions of
Section 15637 of the Act, as said Section 15637 shall be amended from time to time. Notwithstanding the foregoing, upon receipt of a written request for a Partnership meeting from one or more Limited Partners either in person or by certified mail stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners, within 10 days after receipt of said request, written notice (either in person or by certified mail) of the meeting and the purpose of such meeting to be held on a date not less than 15 days nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

     10.2.   Voting Rights of Limited Partners

     10.2.1. The holders of a majority of the outstanding Units may, without the concurrence of the General Partner:

     (i) amend this Agreement, subject to the provisions of Section 12.1 hereof;

     (ii) dissolve the Partnership;

     (iii) remove the General Partner and elect a replacement General Partner;

     (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership in a single transaction other than in connection with the liquidation of the Partnership; or

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     (v) if the Partnership  invests in a Local Limited Partnership of which the
Local General Partner is a Sponsor, direct the General Partner (acting on behalf of the Partnership) to take any action permitted to be taken by the Partnership pursuant to the partnership agreement of the Local Limited Partnership.


     10.2.2. Notwithstanding any provision of the Act to the contrary, the Limited Partners shall only have the right to vote on the matters set forth in Paragraph 10.2.1. of this Agreement.

     10.2.3. In any vote of the Limited Partners, each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by the Sponsor will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Sponsor and the Partnership, including, but not limited to, any vote on the proposed removal of the General Partner or regarding any transaction between the Partnership and the Sponsor.

10.3. Limitations on Roll-Ups; Dissenters' Rights

     10.3.1. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up.

     10.3.2. In connection with a proposed Roll-Up, the Person sponsoring the Roll- Up shall offer to Limited Partners who vote "no" on the proposal the choice of:


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     (i) accepting the securities of the Roll-Up Entity offered in the proposed
Roll-Up; or

     (ii) one of the following: (a) remaining as Limited Partners in the Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership.

     10.3.3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

     10.3.4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

     10.3.5. The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

     10.3.6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

     10.3.7. In addition to those set forth above, Limited Partners who dissent with respect to a proposed Roll-Up will have the rights provided under Sections 15679.1 through 15679.14 of the Act.


                                    ARTICLE 11

                             SPECIAL POWER OF ATTORNEY

     Each Limited Partner, including each Additional Limited Partner and Substitute Limited Partner, by the execution of this Agreement, irrevocably

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constitutes  and  appoints  the  General   Partner,   with  full  power  of
substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any documents necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

     (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate in order to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the State of California and in the jurisdictions in which the Partnership may conduct business or in which formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

     (ii) all amendments to this Agreement adopted in accordance with its terms, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

     (iii) all financing statements, continuation statements or other documents and amendments thereto which the General Partner deems appropriate to perfect or continue the perfection of the Partnership's security interest in his Units provided for in Section 13.1, and, if the Limited Partner is an Installment Contributor Limited Partner, Section 3.4.1(b), of this Agreement, and all instruments relating to the admission of any Additional or Substitute Limited Partner, including any amendment to this Agreement which substitutes as a Limited Partner the purchaser at a foreclosure sale of Units previously given as security by a defaulting Limited Partner for his Promissory Note; and

     (iv) all conveyances and other instruments which the General Partner deems appropriate to implement the provisions of this Agreement or to reflect the dissolution and winding up of the Partnership in accordance with the terms of this Agreement.

     The appointment by each of the Limited Partners of the General Partner as his attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all

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or any part of the Units of any such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferror Limited Partner shall survive the transfer only until the transferee is admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect the substitution.


                                    ARTICLE 12

                                    AMENDMENTS

     12.1.   Adoption of Amendments

     12.1.1. In addition to the amendments authorized herein, amendments may be made to this Agreement from time to time by a majority-in-interest of the Limited Partners, without the Consent of the General Partner; provided that no such amendment shall (a) in any manner allow the Limited Partners to take any action which would constitute their participation in the control of the Partnership's business within the meaning of Section 15632 of the Act, or otherwise cause the loss of their limited liability, nor (b) without the Consent of the General Partner, alter the rights, power, duties or compensation of the General Partner or any of its Affiliates or its (or any of its Affiliates') interest in Profits and Losses for Tax Purposes, Tax Credits, Cash Available for Distribution or Sale or Refinancing Proceeds or alter any of the provisions of Sections 3.6.2 or 6.6 or this Section 12.1.1.

     12.1.2. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other Federal agency or by a state "Blue Sky" commissioner or similar official and deemed by the Commission, agency, commissioner or official to be for the benefit or protection of the Limited Partners.

     No amendment shall be adopted pursuant to this Section 12.1.2 (except under the preceding clause (iii)) unless its adoption: (i) is for the benefit of or

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not adverse to the  interests of the Limited  Partners;  (ii) is consistent with Section 5.1 hereof; (iii) does not affect the distribution of Cash Available for Distribution or Sale or Refinancing Proceeds or the allocation of Profits and Losses for Tax Purposes or of Tax Credits among the Partners or between the Limited Partners as a class and the General Partner; and (iv) does not, in the opinion of counsel for the Partnership, affect the limited liability of the Limited Partners under the Act or the status of the Partnership as a partnership for Federal income tax purposes.

     In addition to the amendments otherwise authorized herein, notwithstanding the preceding paragraph, amendments may be made to this Agreement without the Consent of any Limited Partner with respect to the provisions of Article 4 of this Agreement in accordance with Section 4.4.1 and/or Section 4.4.2.

     12.2.   Filing of Required Documents

     In making any amendments, there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of any other jurisdictions under the laws of which the Partnership is then formed or qualified.

     12.3.   Required Change of Partnership Name

     If at any time there is no General Partner which is an Affiliate of WNC & Associates, Inc., a California corporation (or any successor thereto), the Partnership shall forthwith change its name in such a manner as not to include the initials "WNC." All parties to this Agreement recognize that damages at law may be an inadequate remedy for breach of the foregoing covenant, and consent that the same may be enforced by specific performance, injunction or equitable remedy as well as in an action at law.


                                    ARTICLE 13

                             MISCELLANEOUS PROVISIONS

     13.1.   Security Interest and Right of Set-Off

     As security for any withholding tax or other liability or obligation to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership becomes subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Cash

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Available for Distribution and Sale or Refinancing  Proceeds  distributable to the Limited Partner to the extent of the amount of the withholding tax or other liability or obligation.

     13.2.   Notices

     Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given, if given in any manner specified in the definition of "Notification" herein, when dispatched, and shall be sent to the respective addresses referred to in such definition.

     13.3.   Execution


     Each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner and successor General Partner, shall become a Partner in the Partnership by signing counterpart signature pages to this Agreement or a power of attorney to the General Partner therefor, and any other instrument or instruments deemed necessary by the General Partner. By so signing, each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement. A Person may be admitted as an Additional Limited Partner and shall become bound by this Agreement (i) if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) executes this Agreement or any other writing, including without limitation, the Investor Form included with the Prospectus, evidencing the intent of such Person to become an Additional Limited Partner or (ii) without such execution, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) complies with the conditions for becoming an Additional Limited Partner as set forth in this Agreement and requests (orally, in writing or by other action such as payment for his Units) that the Partnership Register reflect such admission.


     13.4.   Binding Effect

     The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.


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     13.5.   Applicable Law


     This Agreement shall be construed and enforced in accordance with the laws of the State of California; provided, however, that the provisions of this
Section 13.5 shall not govern causes of action based on alleged violations of Federal or state (other than the State of California) securities laws.


     13.6.   Counterparts

     This  Agreement  may be  executed  in  several  counterparts,  all of which
together  shall  constitute  one  agreement   binding  on  all  parties  hereto,
notwithstanding that all the parties have not signed the same counterpart.

     13.7.   Separability of Provisions

     Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, no such invalidity shall impair the operation or affect those portions of this Agreement which are valid.

     13.8.   Captions

     Section titles and the table of contents are for convenience of reference only and shall not control or limit the meaning of this Agreement as set forth in the text hereof.

     13.9.   Mandatory Arbitration

     Except as provided in Article 6 hereof, mandatory arbitration shall not be required in connection with any dispute between a Limited Partner and the Sponsor or the Partnership. Nothing contained in this Section 13.9 shall apply to pre-existing contracts between Limited Partners and their broker-dealers.


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     13.10.  Partnerships Treated as Separate

     This Partnership Agreement shall apply to each Partnership separately, and each Partnership shall file its own Certificate of Limited Partnership.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                General Partner:

                                        WNC & Associates, Inc.,
                                        General Partner

                                        By:     /s/ John B. Lester, Jr.
                                                John B. Lester, Jr.,
                                                President

                                        Initial Limited Partner:

                                        /s/ John B. Lester, Jr.
                                        John B. Lester, Jr.

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